SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 28, 2000
                                                 -------------------------------


                                 GOAMERICA, INC.
                -----------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


        Delaware                    0-29359                     22-3693371
--------------------------------------------------------------------------------
(State or Other Jurisdiction   (Commission File Number)       (IRS Employer
      of Incorporation)                                      Identification No.)


401 Hackensack Avenue
Hackensack, New Jersey                                               07601
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                           (Zip Code)


Registrant's telephone number, including area code (201) 996-1717
                                                   -----------------------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

      ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

      On June 28, 2000, GoAmerica, Inc., a Delaware corporation ("GoAmerica"), completed its acquisition of Wynd Communications Corporation, a California corporation ("Wynd"). Wynd is a privately-held provider of wireless telecommunications services for people who are deaf or hard of hearing, a line of business that GoAmerica intends to continue. In the acquisition, GoAmerica Acquisition I Corp., a Delaware corporation and wholly-owned subsidiary of GoAmerica, merged with and into Wynd (the "Merger") and Wynd became a wholly-owned subsidiary of GoAmerica pursuant to the terms and conditions of the Merger Agreement and Plan of Reorganization (the "Reorganization Agreement"), dated as of June 13, 2000, by and among GoAmerica, Wynd and, as to certain sections, the existing shareholders of Wynd. The Merger is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and is to be accounted for on a purchase basis. The description contained in this Item 2 of the transactions consummated pursuant to the Reorganization Agreement is qualified in its entirety by reference to the full text of the Reorganization Agreement, a copy of which is attached to this Report as Exhibit 2.1 and is incorporated by reference herein.

      In the Merger, the former shareholders of Wynd received an aggregate of 3,964,775 newly-issued shares of GoAmerica Common Stock, $.01 par value (after deducting fractional share amounts and paying the former Wynd shareholders cash in lieu thereof), in exchange for all outstanding shares of Wynd capital stock. Such aggregate amount equaled seven percent (7%) of the total issued and outstanding shares of GoAmerica Common Stock, on a fully diluted basis, after giving effect to the Merger.

      As further consideration, GoAmerica assumed each issued and outstanding option for the purchase of Common Stock of Wynd and converted each such option into options to acquire shares of GoAmerica Common Stock under GoAmerica's 1999 Stock Plan. The aggregate amount of shares to be issued upon exercise of such new GoAmerica options is 477,722 shares, with a weighted average exercise price of $1.61 per share.

      The principles followed in determining the amount of consideration paid in the Merger were based upon negotiations between unaffiliated parties and the (i) financial and operating performance and prospects of GoAmerica and Wynd, (ii) draft pro forma financial statements of GoAmerica which reflect the financial position and prospects of GoAmerica after giving effect to the Merger; (iii) proposed tax and accounting treatment to be accorded the Merger; and (iv) written fairness opinion to GoAmerica from GoAmerica's financial advisor. Prior to the Merger, there were no material relationships between Wynd or its shareholders and GoAmerica or any of GoAmerica's affiliates, any director or officer of GoAmerica, or any associate of such director or officer other than that in anticipation of the Merger, GoAmerica loaned Wynd an aggregate of $400,000.

      Pursuant to an Escrow Agreement, dated as of June 28, 2000, by and among GoAmerica, the existing shareholders of Wynd and American Stock Transfer & Trust Company, 396,498, or approximately ten percent (10%), of the shares issued in the Merger are being held in escrow for a thirteen month period in the event of any breach of representations or warranties and to secure certain indemnification rights that GoAmerica has under the Reorganization Agreement. The escrow amount shall be GoAmerica's sole and exclusive remedy for any breach of representations, warranties or covenants of Wynd or its existing shareholders, absent actual fraud or intentional wrongdoing and no claim may be made against the escrow amount unless and until the amount of such claim exceeds $175,000. A copy of the Escrow Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

      The GoAmerica Common Stock issued to the shareholders of Wynd in connection with the Merger are restricted securities which cannot be resold until such shares are registered under applicable securities laws or an exemption therefrom is available. Pursuant to a Registration Rights Agreement, dated as of June 28, 2000, by and between GoAmerica and the existing shareholders of Wynd, GoAmerica has granted certain demand and piggy-back registration rights to the former Wynd shareholders. A copy of the Registration Rights Agreement is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

      A copy of the press releases announcing the execution of the Reorganization Agreement and the consummation of the Merger are attached hereto as exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein.

      ITEM  7.  FINANCIAL  STATEMENTS,   PRO  FORMA  FINANCIAL  INFORMATION  AND
                EXHIBITS.

            (a) Financial Statements of Business Acquired.

            To  be  filed  by   amendment.   GoAmerica   believes   that  it  is
      impracticable to provide such financial information as of the date hereof. Such information shall be filed with the Securities and Exchange Commission no later than September 11, 2000.

            (b) Pro Forma Financial Information.

            To  be  filed  by   amendment.   GoAmerica   believes   that  it  is
      impracticable to provide such financial information as of the date hereof. Such information shall be filed with the Securities and Exchange Commission no later than September 11, 2000.

            (c) Exhibits.

                  2.1 Merger Agreement and Plan of Reorganization, dated as of June 13, 2000, by and among GoAmerica, Inc., GoAmerica Acquisition I Corp., Wynd Communications Corporation and, as to certain sections, the existing shareholders of Wynd Communications Corporation.*

                  10.1 Escrow Agreement, dated as of June 28, 2000, by and among GoAmerica, Inc., the existing shareholders of Wynd Communications Corporation and American Stock Transfer & Trust Company.

                  10.2 Registration Rights Agreement, dated as of June 28, 2000, by and between GoAmerica, Inc. and the existing shareholders of Wynd Communications Corporation.

                  99.1 Press Release, dated June 13, 2000, regarding execution of the Merger Agreement and Plan of Reorganization.

                  99.2 Press Release, dated June 29, 2000, regarding the consummation of the acquisition.

* The schedules or exhibits to this document are not being filed herewith because we believe that the information contained therein in not material. Upon request therefor, we agree to furnish supplementally a copy of any schedule or exhibit to the Securities and Exchange Commission.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GOAMERICA, INC.



                                    By: /s/ Aaron Dobrinsky
                                        -----------------------------
                                        Name:  Aaron Dobrinsky
                                        Title: President and Chief Executive
                                               Officer

July 12, 2000

                                                                     Exhibit 2.1



                   MERGER AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                                GOAMERICA, INC.,

                          GOAMERICA ACQUISITION I CORP.

                                       AND

                         WYND COMMUNICATIONS CORPORATION

                                TABLE OF CONTENTS

ARTICLE I....................................................................1

THE MERGER...................................................................1

  1.1 Merger; Effective Time of the Merger...................................1

  1.2 Closing................................................................1

  1.3 Effects of the Merger..................................................2

  1.4 Tax-Free Reorganization................................................2

ARTICLE II...................................................................2

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
EXCHANGE OF CERTIFICATES.....................................................2

  2.1 Effect on Capital Stock................................................2

  2.2 Exchange of Certificates...............................................4

  2.3 Escrow of Shares.......................................................5

  2.4 Wynd Stock Options.....................................................5

  2.5 Taking of Necessary Action; Further Action.............................7

ARTICLE III..................................................................7

REPRESENTATIONS AND WARRANTIES...............................................7

  3.1 Representations and Warranties of Wynd.................................7

  3.2 Representations and Warranties of GOAM and Sub........................12

ARTICLE IV..................................................................16

CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME;  ADDITIONAL AGREEMENTS....16

  4.1 Conduct of Business...................................................16

  4.2 Access to Information.................................................18

  4.3 Wynd Shareholders' Consent............................................18

  4.4 Preparation of Proxy Statement or Information Statement...............18

  4.5 Tax Matters...........................................................19

  4.6 Breach of Representations and Warranties..............................19

  4.7 Consents..............................................................19

  4.8 Commercially Reasonable Efforts.......................................20

  4.9 Performance by Sub....................................................20

  4.10  FIRPTA..............................................................20

  4.11  Legal Conditions to the Merger......................................20

  4.12  Employee Matters....................................................21

  4.13  Expenses and Transfer Taxes.........................................21

  4.14  Issuance of Shares..................................................21

  4.15  Location of Wynd Business...........................................21

  4.16  Public Announcements................................................22

  4.17  Confidentiality.....................................................22

  4.18  Invention Assignment Agreement......................................23

ARTICLE V...................................................................23

CONDITIONS PRECEDENT........................................................23

  5.1 Conditions to Each Party's Obligation to Effect the Merger............23

  5.2 Conditions of Obligations of GOAM and Sub.............................24

  5.3 Conditions of Obligations of Wynd.....................................25

ARTICLE VI..................................................................26

INDEMNIFICATION.............................................................26

  6.1 Indemnification by the Shareholders...................................26

  6.2 Procedures Relating to Indemnification................................26

  6.3 Limitation on Indemnification.........................................28

  6.4 Exclusive Remedy......................................................29

  6.5 Event of Fraud........................................................29

  6.6 Shareholder Representative............................................29

ARTICLE VII.................................................................30

TERMINATION.................................................................30

  7.1 Termination...........................................................30

ARTICLE VIII................................................................31

GENERAL PROVISIONS..........................................................31

  8.1 Survival of Representations Warranties and Agreements.................31

  8.2 Amendment.............................................................31

  8.3 Extension; Waiver.....................................................31

  8.4 Notices...............................................................31

  8.5 Interpretation........................................................32

  8.6 Counterparts..........................................................33

  8.7 Entire Agreement......................................................33

  8.8 No Transfer...........................................................33

  8.9 Severability..........................................................33

  8.10  Other Remedies......................................................33

  8.11  Further Assurances..................................................33

  8.12  Absence of Third Party Beneficiary Rights...........................34

  8.13  Mutual Drafting.....................................................34

  8.14  Governing Law.......................................................34

  8.15  Knowledge...........................................................34

      MERGER AGREEMENT AND PLAN OF REORGANIZATION, dated as of June 13, 2000, by and among GOAMERICA, INC., a Delaware corporation ("GOAM"), GOAMERICA ACQUISITION I CORP., a Delaware corporation and a wholly-owned subsidiary of GOAM ("Sub"), and WYND COMMUNICATIONS CORPORATION, a California corporation ("Wynd" ).

      WHEREAS, the directors, or a majority of them, of each of the above corporations, respectively, deem it advisable for the welfare and best interests of said corporations and for the best interests of the respective shareholders of said corporations that Sub be merged with and into Wynd on the terms and conditions hereinafter set forth and in accordance with the provisions of the California General Corporation Law.

      NOW, THEREFORE, in consideration of the foregoing premises, the provisions and the respective agreements hereinafter set forth, and in order to set forth the terms and conditions of the merger of Sub with and into Wynd and the mode of carrying the same into effect, the parties hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

1.1   Merger; Effective Time of the Merger.
      ------------------------------------

      Subject to the terms and conditions of this Agreement and of the Agreement and Plan of Merger attached hereto as Exhibit 1.1 (the "Merger Agreement"), Sub will be merged with and into Wynd (the "Merger") in accordance with the California General Corporation Law. In accordance with the provisions of this Agreement, the Merger Agreement, together with required certificates, if any, shall be filed in accordance with the California General Corporation Law on the Closing Date (as defined in Section 1.2 below) and each issued and outstanding share of capital stock of Wynd (on an as converted to Common Stock basis) shall be converted into shares of Common Stock, par value $.01 per share, of GOAM ("GOAM Common Stock"). The Merger shall become effective upon confirmation of such filing of the Merger Agreement and such other certificates (the date of confirmation of such filing being hereinafter referred to as the "Effective Date of the Merger" and the time of confirmation of such filing being hereinafter referred to as the "Effective Time of the Merger").

1.2   Closing.
      -------

      The closing of the Merger (the "Closing") will take place as soon as practicable on the later of (a) the date on which Wynd shareholder approval is obtained, as contemplated by Section 4.3 below or (b) the first business day after satisfaction or waiver of the latest to occur of the conditions set forth in Article V (the "Closing Date"), at the offices of Buchanan Ingersoll Professional Corporation, 650 College Road East, Princeton, New Jersey 08540, unless a different date is agreed to by the parties hereto.

1.3   Effects of the Merger.
      ---------------------

      At the Effective Time of the Merger, (a) the separate existence of Sub shall cease and Sub shall be merged with and into Wynd (Sub and Wynd are sometimes referred to collectively herein as the "Constituent Corporations" and Wynd after the Merger is sometimes referred to herein as the "Surviving Corporation"), (b) the Amended and Restated Articles of Incorporation of Wynd shall be the Articles of Incorporation of the Surviving Corporation, (c) the Bylaws of Wynd, as amended, shall be the Bylaws of the Surviving Corporation,
(d) Aaron Dobrinsky, Joseph Korb, Francis Elenio and Daniel Luis shall be the directors of the Surviving Corporation (it being a condition to the Closing that all directors of Wynd other than Mr. Luis shall have resigned on or prior to the Effective Time of the Merger resulting in one vacancy on the Wynd board of directors), (e) Aaron Dobrinsky (Chairman), Joseph Korb (Executive Vice President), Francis Elenio (Chief Financial Officer, Treasurer and Secretary) and Daniel Luis (President and Chief Executive Officer) shall be the officers of the Surviving Corporation and (f) the Merger shall, from and after the Effective Time of the Merger, have all the effects provided by applicable law. GOAM agrees that it will not amend the Wynd Articles of Incorporation or Bylaws to adversely affect the rights of the current Wynd officers or directors to indemnification by Wynd.

1.4   Tax-Free Reorganization.
      -----------------------

      The  Merger is  intended  to be a  reorganization  within  the  meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

2.1   Effect on Capital Stock.
      -----------------------

      As of the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holders of any shares of capital stock of GOAM, Sub or Wynd:

      (a) CAPITAL STOCK OF SUB. All issued and outstanding shares of capital stock of Sub shall continue to be issued and shall be converted into 1,000 shares of Common Stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

      (b) CANCELLATION OF TREASURY STOCK OF WYND. All shares of capital stock of Wynd held as treasury stock, if any, shall be canceled and no capital stock of GOAM or other consideration shall be delivered in exchange therefor.

      (c) CONVERSION OF CAPITAL STOCK OF WYND. All issued and outstanding shares of capital stock of Wynd (on an as converted to Common Stock basis) shall be converted into and exchanged for the aggregate number of shares of GOAM Common Stock, that equals seven percent (7%) of the total issued and outstanding shares of GOAM Common Stock, on a fully-diluted basis, after giving effect to the Merger minus that number of shares that would have been allocated pursuant to this Section 2.1(c) to the Dissenting Shareholders (as defined in Section 2.1(e) below) had they not executed their dissenter's rights under the California General Corporation Law (the "Merger Shares"). As of the date hereof, such calculation represents 3,964,991 Merger Shares. Except as set forth in Section 2.1(e) and subject to
Section 2.3, each holder of capital stock of Wynd shall receive that number of Merger Shares as constitutes such shareholder's pro rata portion thereof. Each shareholder's pro rata portion of the Merger Shares shall be calculated by multiplying the number of shares of capital stock of Wynd held of record by that shareholder (on an as converted to Common Stock basis) by the quotient obtained by dividing the aggregate number of Merger Shares by the number of shares of capital stock of Wynd (on an as converted to Common Stock basis) outstanding immediately prior to the Effective Time of the Merger (the "Conversion Ratio").

      (d) ADJUSTMENT OF MERGER SHARES. Notwithstanding any provision herein to the contrary, in the event that the product of (A) the number of Merger Shares (as calculated above) multiplied by (B) the closing price per share of GOAM Common Stock as reported by the Nasdaq National Market on the day three (3) trading days prior to the Closing Date (the "Determination Date") exceeds $72,000,000, the number of Merger Shares issuable hereunder shall be reduced to such number that equals the quotient determined by dividing $72,000,000 by the GOAM stock price on the Determination Date. However, in the event that the product of clause (A) above multiplied by clause (B) above is less than $16,000,000, the number of Merger Shares shall be increased to such number that equals the quotient determined by dividing $16,000,000 by the GOAM stock price on the Determination Date. In the event of such an adjustment in the number of Merger Shares, the Conversion Ratio shall be adjusted accordingly.

      (e) DISSENTERS' RIGHTS. If holders of Wynd Common Stock or Wynd Preferred Stock (each as defined in Section 3.1(d)) are entitled to dissenters' rights at the Effective Time of the Merger under Section 1300 et seq. of the California General Corporation Law, the shares as to which dissenters' rights are available ("Dissenting Shares") shall not be converted into GOAM Common Stock on or after the Effective Time of the Merger, but shall instead be converted into the right to receive from the Surviving Corporation such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the California General Corporation Law. The Surviving Corporation shall give GOAM prompt notice of any demand received by the Surviving Corporation for appraisal of Wynd Common Stock or Wynd Preferred Stock, and GOAM shall have the right to participate in all negotiations proceedings with respect to such demand. The Surviving Corporation agrees that, except with the prior written consent of GOAM, or as required under the California General Corporation Law, it will voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal. Each holder of Dissenting Shares (a "Dissenting Shareholder") who, pursuant to the provisions of Section 1300 et seq. of the California General Corporation Law, becomes entitled to payment of the value of shares of Wynd Common Stock or Wynd Preferred Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). In the event of the legal obligation, after the Effective Time of the Merger, to deliver shares of GOAM Common Stock to any Dissenting Shareholder who shall have failed to make an effective demand for appraisal or shall have lost his status as a Dissenting

Shareholder, GOAM shall issue and deliver, upon surrender by such Dissenting Shareholder of his certificate or certificates representing shares of Wynd Common Stock or Wynd Preferred Stock, the shares of GOAM Common Stock to which such Dissenting Shareholder is then entitled under this Section 2.1, the Merger Agreement and Section 1300 et seq. of the California General Corporation Law. GOAM will pay on behalf of the Surviving Corporation all sums due to holders of Dissenting Shares on account of such shares.

      (f) FRACTIONAL SHARES. Fractional shares of GOAM Common Stock shall not be issued in the Merger. In the event that fractional shares would otherwise be issuable upon the calculations set forth in Section 2.1(c), GOAM shall pay to the holders of Wynd Common Stock or Preferred Stock the cash value of any fractional share interest resulting therefrom. The foregoing shall not apply to fractional shares resulting from the conversion of unexercised Wynd stock options as provided in Section 2.4 hereof.

2.2   Exchange of Certificates.
      ------------------------

      (a) EXCHANGE AGENT. Prior to the Closing Date, GOAM shall appoint Buchanan Ingersoll Professional Corporation to act as exchange agent (the "Exchange Agent") in the Merger.

      (b) GOAM TO PROVIDE COMMON STOCK. Promptly after the Effective Time of the Merger (but in no event later than five (5) business days thereafter), GOAM shall make available for exchange in accordance with this Article II and the Merger Agreement, through such reasonable procedures as GOAM may adopt, the shares of GOAM Common Stock issuable pursuant to Section 2.1 above and the Merger Agreement in exchange for all of the outstanding shares of capital stock of Wynd for which dissenter's rights were not exercised.

      (c) EXCHANGE PROCEDURES. Within ten (10) days after the Effective Time of the Merger, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger represented outstanding shares of Wynd Common Stock or Wynd Preferred Stock (the "Certificates") whose shares are being converted into GOAM Common Stock (on an as converted to Wynd Common Stock basis) pursuant to Section 2.1 hereof and the Merger Agreement, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and which shall be in such form and have such other provisions as GOAM may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for GOAM Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by GOAM, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the number of shares of GOAM Common Stock to which the holder of Wynd Common Stock or Wynd Preferred Stock is entitled pursuant to Section 2.1 hereof. The Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Wynd Common Stock or Wynd Preferred Stock which is not registered on the transfer records of Wynd, the appropriate number of shares of GOAM Common Stock may be delivered to a transferee if the Certificate representing such Wynd Common Stock or Wynd Preferred Stock is presented to the Exchange Agent and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. From and after the Effective Time of the Merger, until surrendered as contemplated by this Section 2.2, subject to the provisions of Section 2.1(e), each Certificate shall be deemed for all corporate purposes to evidence the number of shares of GOAM Common Stock into which the shares of Wynd capital stock (on an as converted to Common Stock basis) represented by such Certificate have been converted.

      (d) NO FURTHER OWNERSHIP RIGHTS IN CAPITAL STOCK OF WYND. All GOAM Common Stock delivered upon the surrender for exchange of shares of Wynd Common Stock or Wynd Preferred Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Wynd Common Stock or Wynd Preferred Stock. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Wynd Common Stock or Wynd Preferred Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II, provided that (i) the presenting holder is listed on the Wynd Shareholder List (as provided in Section 5.2(g) below) as a holder of outstanding Wynd Common Stock or Wynd Preferred Stock (or can document, to the reasonable satisfaction of the Surviving Corporation, the transfer to such presenting holder by a holder listed on the Wynd Shareholder List as a holder of outstanding Wynd Common Stock or Wynd Preferred Stock) and (ii) neither the Surviving Corporation nor GOAM shall be obligated to issue, in the aggregate, more than the number of shares of GOAM Common Stock determined pursuant to the calculation set forth in Section 2.1(c) above.

2.3   Escrow of Shares.
      ----------------

      At the Effective Time of the Merger, GOAM shall deposit ten percent (10%) of the Merger Shares (the "Escrow Shares") with an escrow agent reasonably satisfactory to Wynd and GOAM to be held and disbursed by that escrow agent in accordance with the form of escrow agreement attached hereto as Exhibit 2.3 (the "Escrow Agreement"). The Escrow Shares will be deducted pro rata from the Merger Shares allocable to each former holder of Wynd capital stock. To the extent GOAM is entitled to make a claim against the Escrow Shares pursuant to this Agreement, GOAM shall set off and apply against Indemnifiable Losses (as defined in Section 6.1 below) the Escrow Shares in accordance with the terms hereof and of the Escrow Agreement. Pursuant to the terms of the Escrow Agreement, the Escrow Shares shall be valued at any time, for purposes of set off against any Indemnifiable Losses, at the then current market value of GOAM Common Stock.

2.4   Wynd Stock Options.
      ------------------

      (a) At the Effective Time of the Merger, each outstanding and unexercised option for shares of Wynd Common Stock (each such option, a "Wynd Option") will cease to represent a right to acquire shares of Wynd Common Stock and will be converted in accordance with the agreements executed pursuant to the terms of the Wynd 1998 Stock Incentive Plan automatically into an option to purchase shares of GOAM Common Stock under GOAM's 1999 Stock Plan (each such option, a "New GOAM Option") in an amount and at an exercise price determined as provided below:

      (i) the number of shares of GOAM Common Stock subject to each New GOAM Option will be equal to the product of the number of shares of Wynd Common Stock subject to the corresponding Wynd Option and the Conversion Ratio, except that any fractional shares of GOAM Common Stock resulting from that multiplication must be rounded to the nearest whole share; and

      (ii) the exercise price per share of GOAM Common Stock under each New GOAM Option will be equal to the quotient obtained by dividing the exercise price per share of Wynd Common Stock under each Wynd Option by the Conversion Ratio, except that the exercise price under each New GOAM Option must be rounded to the nearest cent.

The number of shares of GOAM Common Stock subject to, and the exercise price per share under, each New GOAM Option will be appropriately adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into shares of GOAM Common Stock), reorganization, recapitalization, split up, combination or exchange of shares, or other like event with respect to shares of GOAM Common Stock occurring after the date of this Agreement and prior to the Effective Time of the Merger.

      (b) To the extent that the adjustment provided in this Section 2.4 with respect to any New GOAM Options that are "incentive stock options" (as defined in Section 422 of the Code) is inconsistent with Section 424(a) of the Code, the parties shall cause that adjustment to be effected in a manner consistent with
Section 424(a) of the Code. Subject to the provisions set forth in Section 4.1(a), the duration, vesting, acceleration, and all other terms of each New GOAM Option will be the same as those of the corresponding Wynd Option (including such terms thereof as may be set out in the Wynd 1998 Stock Incentive
Plan) except that in each case all references to Wynd will be deemed references to GOAM.

      (c) If any portion of any New GOAM Option is treated as an option other than an Incentive Stock Option (as defined in Section 422 of the Code) by reason of Section 422(d) of the Code, then such New GOAM Option shall be treated as two options, one of which is an Incentive Stock Option with respect to the maximum number of shares permitted to be treated as an Incentive Stock Option and the other of which is not an Incentive Stock Option with respect to the balance of the shares (a "Nonqualified Option"), and any exercise of such New GOAM Option shall, to the extent permitted by law, be treated first as the exercise of the portion treated as an Incentive Stock Option to the full extent thereof and second as the exercise of the portion treated as a Nonqualified Option, unless otherwise agreed to the contrary by GOAM and the holder of such New GOAM Option.

      (d) GOAM shall include the shares of GOAM Common Stock issued upon exercise of the New GOAM Options in the initial registration statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") with respect to the 1999 Stock Plan.

2.5   Taking of Necessary Action; Further Action.
      ------------------------------------------

      GOAM, Sub and Wynd, respectively, shall take all such action as may be necessary or appropriate in order to effect the Merger as promptly as possible. If, at any time after the Effective Date of the Merger, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of the Constituent Corporations, the officers and directors of such corporation are fully authorized in the name of the corporation or otherwise to take, and shall take, all such action.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

3.1   Representations and Warranties of Wynd.
      --------------------------------------

      Except as disclosed in a schedule referring specifically to this Agreement which is delivered by Wynd to GOAM upon the execution of this Agreement (the "Wynd Disclosure Schedule"), Wynd represents and warrants to GOAM and Sub as set forth below, which representations and warranties are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (except as otherwise specifically permitted under this Agreement). As used in this Agreement, "Business Condition" with respect to any corporate entity shall mean the current business, financial condition, results of operations and assets of such corporate entity.

      (a) ORGANIZATION AND GOOD STANDING; ARTICLES AND BYLAWS. Wynd is a corporation duly organized and existing under, and by virtue of, the laws of the State of California and is in good standing under such laws. Wynd has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. Wynd is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on Wynd's Business Condition. Wynd has furnished GOAM or its counsel with copies of its Amended and Restated Articles of Incorporation and Bylaws, as amended. Said copies are true, correct and complete and contain all amendments through the date hereof.

      (b) CORPORATE POWER. Wynd has all requisite legal and corporate power and authority to execute and deliver this Agreement and the Merger Agreement and, subject to approval of this Agreement and the Merger Agreement by the shareholders of Wynd, to carry out and perform its obligations under the terms of this Agreement and the Merger Agreement, and to consummate the transactions contemplated hereby and thereby.

      (c) SUBSIDIARIES. Wynd has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity, other than investments in marketable securities in the ordinary course of business.

      (d) CAPITALIZATION. The authorized capital stock of Wynd consists of 2,000,000 shares of Common Stock, of which 125,000 shares are issued and outstanding ("Wynd

Common Stock") and 750,000 shares of Preferred Stock, 360,000 shares of which have been designated "Series C Preferred Stock," 289,988 of which are issued and outstanding ("Wynd Preferred Stock"). The outstanding shares of Wynd Common Stock and Wynd Preferred Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Wynd has reserved 289,988 shares of Common Stock for issuance upon conversion of the outstanding Wynd Preferred Stock. Wynd has reserved 50,000 shares of Common Stock for issuance pursuant to its 1998 Stock Incentive Plan, of which options to purchase 50,000 shares of Common Stock are outstanding. The Wynd Disclosure Schedule sets forth a complete and accurate list of, and the number of shares owned of record by, the holders of outstanding Wynd Common Stock and Wynd Preferred Stock as of the date hereof. The Wynd Disclosure Schedule sets forth a complete and accurate list of the holders of options to purchase shares of Wynd Common Stock as of the date hereof, setting forth the number of shares subject to each such option and the exercise price and term of each such option. Except as set forth above or on the Wynd Disclosure Schedule, there is no outstanding option, warrant or other right
(including but not limited to any convertible debt) to purchase any of Wynd's authorized and unissued capital stock.

      (e) EXECUTION AND DELIVERY. This Agreement has been duly executed and delivered by Wynd. This Agreement, the Merger Agreement, the Escrow Agreement and the other agreements contemplated hereby, when duly executed and delivered by Wynd, shall constitute valid and binding obligations of Wynd, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

      (f) FINANCIAL STATEMENTS. Wynd has delivered to GOAM its audited financial statements (balance sheet, statement of operations, shareholders' equity and cash flows) for the years ended December 31, 1997, 1998 and 1999 (the "Wynd Audited Financial Statements"), and its unaudited financial statements (balance sheet, statement of operations and cash flows) for the period ended March 31, 2000 (the "Wynd Unaudited Financial Statements" and, collectively with the Wynd Audited Financial Statements, the "Wynd Financial Statements"). The Wynd Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated provided that the Wynd Unaudited Financial Statements do not include notes and are subject to year-end adjustments. The balance sheets included in the Wynd Financial
Statements fairly present the financial condition of Wynd as at the dates thereof and reflect all material liabilities, contingent or otherwise, of Wynd required by generally accepted accounting principles to be reflected thereon as at such dates, and the statements of operations included in the Wynd Financial Statements accurately present the operating results of Wynd during the periods indicated therein. Since March 31, 2000, there has not been any change in the assets, liabilities, financial condition or operations of Wynd from that reflected in the Wynd Financial Statements, except those changes set forth in the Wynd Disclosure Schedule or those changes made in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse. All material liabilities required by generally accepted accounting principles to be disclosed in a balance sheet which are not disclosed in the Wynd Financial Statements in an amount in excess of $25,000 are set forth on the Wynd Disclosure Schedule. The accounting records of Wynd which pertain to its business are in all material respects complete and correct, have been maintained in accordance with good business practices and accurately reflect the basis for the financial position and results of operations of Wynd's business.

      (g) TAXES. Wynd has accurately prepared and timely filed all income tax returns and other tax returns which are required be filed, except where the time to file has been extended, and has paid, or made provision for the payment of, all taxes which have or may have become due pursuant to said returns or pursuant to any assessment which has been received by it.

      (h) NO BREACH OF STATUTE, DECREE, ORDER OR CONTRACT. The execution, delivery and performance of and compliance with this Agreement and the Merger Agreement, (i) have not resulted and will not result in any material violation of, or conflict with, or constitute a material default under, (A) Wynd's Articles of Incorporation or Bylaws, as amended, (B) any judgment, decree or order to which Wynd is a party or by which it is bound, (C) any statute, rule or governmental regulation applicable to Wynd, or (D) any if its material agreements or (ii) have not resulted and will not result in the creation of any material (whether individually or in the aggregate) mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Wynd.

      (i) LITIGATION OR OTHER PROCEEDINGS, ETC. There is no action, suit, proceeding or investigation pending against Wynd or its properties before any court or governmental agency (nor, to Wynd's knowledge, is there any reasonable basis therefor or threat thereof).

      (j) EMPLOYEES. To Wynd's knowledge, no employee of Wynd is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with Wynd or any other party because of the nature of the business conducted by Wynd. Wynd is not aware that any employee of Wynd is obligated under any contract (including any license, covenant or commitment of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of Wynd or would conflict with Wynd's business as presently conducted.

      (k) PATENTS AND TRADEMARKS. Set forth on the Wynd Disclosure Schedule is a true and complete list of all domain names, patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyrights and licenses presently owned or held by Wynd. Wynd owns or possesses, or can obtain by payment of royalties in amounts which, in the aggregate, do not materially adversely affect Wynd's business as presently conducted, all of the patents, trademarks, service marks, trade names, copyrights, proprietary rights, trade secrets, and licenses or rights to the foregoing, necessary for the conduct of Wynd's business as presently conducted. There is no pending claim or, to Wynd's knowledge, threatened claim against Wynd alleging that the operation of Wynd's business as presently conducted infringes or conflicts with the rights of others under patents, trademarks, service marks, copyrights or trade secrets. To Wynd's knowledge, Wynd's business as presently conducted will not cause Wynd to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other proprietary rights of any other person or entity. To Wynd's knowledge, no prior employer of any employee of Wynd has any right to or interest in any invention, improvement, discovery or other information assigned to Wynd by such employee pursuant to the Invention Assignment, Confidentiality and Non-Solicitation Agreement in the form attached hereto as Exhibit 3.1(k) (the "Invention Assignment Agreement") executed by such employee, or otherwise so assigned.

      (l) GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Wynd is required in connection with the valid execution and delivery of this Agreement or the Merger Agreement, or the consummation of the transactions contemplated hereby or thereby, except (i) filing of the Merger Agreement with the office of the California Secretary of State and appropriate documents with the relevant authorities of other states in which Wynd is qualified to do business, (ii) such consents, approvals, authorizations, designations, declarations and filings which, if not obtained or made, would not have a material adverse affect on the Business Condition of Wynd, and (iii) filings with federal or state authorities in order to effect compliance with federal or state securities or "blue sky" laws.

      (m) BROKERS OR FINDERS; OTHER OFFERS. Wynd has not incurred, and will not incur, directly or indirectly, as a result of any action taken by Wynd, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

      (n) INSURANCE. Wynd maintains valid policies of workers' compensation insurance and of insurance with respect to its properties and business of the kinds (including product liability insurance) and in the amounts not less than is customarily obtained by corporations engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks. Wynd does not maintain a policy of directors and officers liability insurance.

      (o) MATERIAL CONTRACTS AND OBLIGATIONS. The Wynd Disclosure Schedule sets forth a list of all material agreements (oral or written) of any nature to which Wynd is a party or by which it is bound, including without limitation (i) each agreement which requires future expenditures by Wynd, in excess of $25,000, (ii) all employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements and (iii) any arrangement, relationship, transaction or agreement to which any shareholder, officer or director of Wynd, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act of 1933, as amended), is presently a party, including without limitation, any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity. Wynd has delivered or made available to GOAM copies of such agreements. To Wynd's knowledge, all of such agreements and contracts are valid, binding and in full force and effect. Wynd is not, nor, to Wynd's knowledge, is any other party thereto, in breach of any material provision of, or is in default in any material respect under the terms of, any such agreement or contract.

      (p) TITLE TO PROPERTIES AND ASSETS. Wynd has good and marketable title to all of its properties and assets, in each case subject to no mortgage, pledge, lien, lease, security interest, encumbrance or charge, other than (i) the liens of current taxes not yet due and payable and (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of Wynd, and which have not arisen otherwise than in the ordinary course of business.

      (q) REGULATORY APPROVALS. Wynd has all necessary authorizations, approvals, orders, licenses, certificates, permits and clearances from all governmental regulatory officials and bodies, including the Federal Communications Commission, to own, lease or sell its properties and products and to conduct its business as presently conducted, where the failure to have would have a material adverse effect on Wynd's Business Condition.

      (r) RESTRICTIONS ON THE CONDUCT OF THE BUSINESS. Wynd is not restricted from conducting business in any location by agreement or court decree where such restriction would have a material adverse effect on Wynd's Business Condition.

      (s) POWERS OF ATTORNEY. Wynd has not granted any power of attorney (revocable or irrevocable) to any person, firm or corporation for any purpose whatsoever related to its business.

      (t) NO SECURITIES LAWS VIOLATIONS. To Wynd's knowledge, none of the officers or directors of Wynd or any corporation in which any of them is an officer or director has ever been the subject of any order, judgment or decree of any governmental authority or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining or joining any such person or any corporation of which he is an officer or director from engaging in and/or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving any security or any aspect of the securities business, or of theft or any felony. All prior redemptions by Wynd of its outstanding capital stock were in compliance with applicable law.

      (u) BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of Wynd, all of which have been made available to GOAM, have been properly kept and contain no inaccuracies except for inaccuracies that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Business Condition of Wynd. At the Closing, all of Wynd's records will be in the possession of Wynd.

      (v) SUBSCRIBERS. Schedule 3.1(v) contains an accurate list of the names and addresses of all current subscribers that have purchased Wynd's products or services as of the date hereof.

      (w) ERISA. Wynd does not maintain (nor has it ever maintained) or does not have (nor has it ever had) any obligation under (including, without limitation, any obligation to contribute to) an employee benefit plan as described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

      (x) ENVIRONMENTAL MATTERS. To the best knowledge of Wynd, the business, assets and properties of Wynd are and have been operated and maintained in compliance with all applicable federal, state, city, county and local environmental protection laws and regulations (collectively, the "Environmental Laws") while under the control of Wynd. To the best knowledge of Wynd, no event has occurred since the original formation of Wynd, which, with or without the passage of time or the giving of notice, or both, would constitute non-compliance by Wynd with, or a violation by Wynd of, the Environmental Laws, which non-compliance or violation would have a material adverse effect on the Business Condition of Wynd. Wynd has not caused or permitted to exist, as a result of an intentional or unintentional act or omission, a disposal, discharge or release of solid wastes, pollutants or hazardous substances, on or from any site which currently is or formerly was owned, leased, occupied or used by it, except where such disposal, discharge or release was in compliance with the Environmental Laws.

3.2   Representations and Warranties of GOAM and Sub.
      -----------------------------------------------

      Except as disclosed in a schedule referring specifically to this Agreement which is delivered by GOAM to Wynd upon the execution of this Agreement (the "GOAM Disclosure Schedule"), GOAM and Sub represent and warrant to Wynd and the Shareholders executing this Agreement as set forth below, which representations and warranties are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (except as otherwise specifically permitted under this Agreement):

      (a) ORGANIZATION AND GOOD STANDING CERTIFICATE AND BYLAWS. GOAM is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. Sub is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. Each of GOAM and Sub has the requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. Each of GOAM and Sub is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse affect on GOAM. GOAM has furnished Wynd or its counsel with copies of the Certificate of Incorporation and Bylaws of GOAM and Sub, as amended. Said copies are true, correct and complete and contain all amendments through the date hereof.

      (b) CORPORATE POWER. Each of GOAM and Sub has all requisite legal and corporate power and authority to execute and deliver this Agreement, the Merger Agreement, the Escrow Agreement and the Registration Agreement in substantially the form attached hereto as Exhibit 3.2(b) (the "Registration Agreement") and to carry out and perform its obligations under the terms of this Agreement, the Merger Agreement, the Escrow Agreement and the Registration Agreement and to consummate the transactions contemplated hereby and thereby.

      (c) SUBSIDIARIES. Other than Sub, GoAmerica Communications Corp., a Delaware corporation, and GoAmerica Marketing, Inc., a Delaware corporation, GOAM has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity, other than investments in marketable securities in the ordinary course of business or as disclosed in the GOAM Financial Statements, as hereinafter defined.

      (d) SEC REPORTS. GOAM has timely filed all required reports, statements and documents with the Commission, all of which have complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. GOAM has delivered or made available to Wynd true and complete copies of all forms, reports, statements and documents filed with the Commission and all reports, statements and other information provided by GOAM to its stockholders (collectively, the "GOAM Reports"). As of their respective dates, the GOAM Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (e) CAPITALIZATION.

      (i) GOAM. The authorized capital stock of GOAM consists of 200,000,000 shares of Common Stock, of which 47,413,783 shares are issued and outstanding and 4,351,943 shares of undesignated Preferred Stock, none of which is issued or outstanding. The outstanding shares of Common Stock of GOAM have been duly authorized and validly issued, and are fully paid and nonassessable. GOAM has reserved 10,716,000 shares of Common Stock for issuance pursuant to its stock option plans, of which options to purchase 4,375,208 shares of Common Stock are outstanding. GOAM has reserved 888,752 shares of Common Stock for issuance upon outstanding warrants. The GOAM Disclosure Schedule sets forth a complete and accurate list of the holders of options or warrants to purchase shares of GOAM Common Stock as of the date hereof, setting forth the number of shares subject to each such option or warrant and the exercise price and term of each such option or warrant. The Merger Shares are duly authorized and reserved for issuance and, when issued in accordance with the terms of this Agreement and the Merger Agreement, will be validly issued, fully paid, and nonassessable, and free of any preemptive rights and listed on the Nasdaq National Market. Except as set forth above or on the GOAM Disclosure Schedule, there is no outstanding option, warrant or other right to purchase any of GOAM's authorized and unissued capital stock.

      (ii) SUB. The authorized capital stock of Sub consists of 1,000 shares of Common Stock, all of which are issued and outstanding. The outstanding shares of Common Stock of Sub have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth above, there is no outstanding option, warrant or other right to purchase any of Sub's authorized and unissued capital stock.

      (f) EXECUTION AND DELIVERY. This Agreement has been duly executed and delivered by GOAM and Sub. This Agreement, the Merger Agreement, the Escrow Agreement and the Registration Agreement and other agreements between the parties contemplated hereby, when duly executed and delivered by GOAM and Sub, shall constitute valid and binding obligations of GOAM and Sub, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

      (g) FINANCIAL STATEMENTS. GOAM has delivered to Wynd its audited financial statements (balance sheet, statement operations, shareholders' equity and cash flows) for the years ended December 31, 1997, 1998 and 1999 (the "GOAM Audited Financial Statements"), and its unaudited financial statements (balance sheet, statement of operations and cash flows) for the period ended March 31, 2000 (the "GOAM Unaudited Financial Statements" and, collectively with the GOAM Audited Financial Statements, the "GOAM Financial Statements"). The GOAM Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, provided that the GOAM Unaudited Financial Statements do not include notes and are subject to year-end adjustments. The balance sheets included in the GOAM Financial Statements fairly present the financial condition of GOAM as at the dates thereof and reflect all material liabilities, contingent or otherwise, of GOAM as at such dates, and the statements of operations included in the GOAM Financial Statements accurately present the operating results of GOAM during the periods indicated therein. Since March 31, 2000, there has not been any change in the assets, liabilities, financial condition or operations of GOAM from that reflected in the GOAM Financial Statements, except those changes set forth in the GOAM Disclosure Schedule or those changes made in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse. GOAM has no material liabilities required by generally accepted accounting principles to be disclosed in a balance sheet which are not disclosed in the GOAM Financial Statements. The accounting records of GOAM which pertain to its business are in all material respects complete and correct, have been maintained in accordance with good business practices and accurately reflect the basis for the financial position and results of operations of GOAM's business.

      (h) TAXES. Each of GOAM and Sub has accurately prepared and timely filed all income tax returns and other tax returns which are required to be filed, except where the time to file has been extended, and has paid, or made provision for the payment of, all taxes which have or may have become due pursuant to said returns or pursuant to any assessment which has been received by it.

      (i) NO BREACH OF STATUTE, DECREE, ORDER OR CONTRACT. The execution, delivery and performance of and compliance with this Agreement, the Merger Agreement and the Registration Agreement, (i) have not resulted and will not result in material violation of, or conflict with, or constitute a material default under, (A) the Certificate of Incorporation or Bylaws of GOAM or Sub, as amended, (B) any judgement, decree or order to which GOAM or Sub is a party or by which either is bound, (C) any statute, rule or governmental regulation applicable to GOAM or Sub, or (D) any of its material agreements or (ii) have not resulted and will not result in the creation of any material (whether individually or in the aggregate) mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of GOAM or Sub.

      (j) LITIGATION, ETC. There is no action, suit, proceeding or investigation pending against GOAM or Sub or their respective properties before any court or governmental agency (nor, to GOAM's knowledge is there any reasonable basis therefor or threat thereof).

      (k) PATENTS AND TRADEMARKS. Set forth on the GOAM Disclosure Schedule is a true and complete list of all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyrights and licenses presently owned or held by GOAM or Sub. To GOAM's knowledge, GOAM owns or possesses, or can obtain by payment of royalties in amounts which, in the aggregate do not materially adversely affect GOAM's business as presently conducted, all of the patents, trademarks, service marks, trade names, copyrights, proprietary rights, trade secrets, and licenses or rights to the foregoing, necessary for the conduct of GOAM's business as presently conducted. There is no pending or threatened claim against GOAM or Sub alleging that the operation of GOAM's business as presently conducted infringes or conflicts with the rights of others under patents, trademarks, service marks, copyrights or trade secrets. To GOAM's knowledge, GOAM's business as presently conducted will not cause GOAM or Sub to infringe or violate any of the patents, trademarks, services marks, trade names, copyrights, licenses, trade secrets or other proprietary rights of any other person or entity.

      (l) GOVERNMENTAL CONSENT, ETC. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of GOAM or Sub is required in conjunction with the valid execution and delivery of this Agreement or the Merger Agreement, the consummation of the transactions contemplated hereby or thereby or the issuance of the Merger Shares, except (i) filing of the Merger Agreement with the office of the California Secretary of State and appropriate documents with the relevant authorities of other states in which GOAM and Sub are qualified to do business, (ii) such consents, approvals, authorizations, designations, declarations and filings which, if not obtained or made, would not have a material adverse effect on the Business Condition of GOAM, and (iii) filings with federal or state authorities in order to effect compliance with federal or state securities or "blue sky" laws.

      (m) BROKERS OR FINDERS; OTHER OFFERS. Neither GOAM nor Sub has incurred, or will incur, directly or indirectly, as a result of any action taken by GOAM or Sub, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the Merger Agreement or the transactions contemplated hereby or thereby.

      (n) INSURANCE. GOAM maintains valid policies of workers' compensation insurance and of insurance with respect to its properties and business of the kinds (including product liability and directors and officers liability insurance) and in the amounts not less than is customarily obtained by corporations engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability and other risks.

      (o) TITLE TO PROPERTIES AND ASSETS. Each of GOAM and Sub has good and marketable title to all of its respective properties and assets, in each case subject to no mortgage, pledge, lien, lease, security interest, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable and (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of GOAM or Sub, and which have not arisen otherwise than in the ordinary course of business.

      (p) REGULATORY APPROVALS. GOAM and Sub each has all necessary authorizations, approvals, orders, licenses, certificates, permits and clearances from all governmental regulatory officials and bodies, including the Federal Communications Commission, to own, lease or sell its respective properties and products and to conduct its respective business as presently conducted, where the failure to have would have a material adverse effect on the Business Condition of GOAM or Sub.

      (q) RESTRICTIONS ON THE CONDUCT OF THE BUSINESS. Neither GOAM nor Sub is restricted from conducting business in any location by Agreement or court decree where such restriction would have a material adverse effect on the Business Condition of GOAM or Sub.

                                   ARTICLE IV

                     CONDUCT AND TRANSACTIONS PRIOR TO EFFECTIVE TIME;

                              ADDITIONAL AGREEMENTS

4.1   Conduct of Business.
      -------------------

      During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time of the Merger, Wynd and GOAM shall each carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its officers and key employees and preserve its relationship with customers, suppliers, distributors, licensors, licensees and others having business dealings with them, to the end that its goodwill and business shall be unimpaired at the Effective Time of the Merger. Each party hereto shall promptly notify the other parties hereto of any event or occurrence or emergency not in the ordinary course of business, and any event which would be reasonably likely to have a material and adverse effect on such party. Except as expressly contemplated by this Agreement (including borrowings by Wynd from GOAM under the Convertible Promissory Notes dated May 18, 2000 and June 6, 2000 in the aggregate principal amount of $400,000) or the Wynd Disclosure Schedule, Wynd shall not without the prior written consent of GOAM:

      (a) Except as may be permitted by any plans or options currently in effect, accelerate, amend or change the period of exercisability of options, restricted stock or warrants, or authorize payments in exchange for any outstanding options, provided, however, that in no event shall Wynd accelerate the vesting of any currently outstanding option so that such option is more than fifty percent (50%) vested as of the Effective Time of the Merger and provided further that the remainder of any option so accelerated shall vest over a period of (i) two (2) years, if issued before January 1, 2000; and (ii) three (3) years if issued on or after January 1, 2000;

      (b) Enter into any commitment or transaction not in the ordinary course of business (i) to be performed over a period longer than six (6) months in duration, or (ii) to purchase fixed assets for a purchase price in excess of $25,000;

      (c) Grant any severance or termination pay (i) to any director or (ii) to any employee except (A) payments made pursuant to standard written agreements outstanding on the date hereof and disclosed in the Wynd Disclosure Schedule or
(B) in the case of employees who are not officers, grants which are made in the ordinary course of business;

      (d) Declare or pay any dividends on or make any other contributions (whether in cash, stock or property) in respect of any its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service;

      (e) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than (i) the issuance of shares of Common Stock upon the exercise of options or warrants outstanding on the date hereof, (ii) the conversion into Common Stock of outstanding shares of Preferred Stock and (iii) with the prior written consent of GOAM, the grant to employees of options with standard terms typically granted to employees generally to purchase shares of Common Stock from the date hereof to the Effective Time of the Merger;

      (f) Cause or permit any amendments to its charter or Bylaws;

      (g) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Business Condition of Wynd;

      (h) Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the Business Condition of Wynd except in the ordinary course of business;

      (i) Except for the issuance of convertible bridge notes by Wynd to GOAM in the aggregate principal amount not to exceed $400,000 incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others, except in the ordinary course of business;

      (j) Increase the salaries or wage rates of its employees other than pursuant to regularly scheduled employee reviews, or in connection with the hiring of employees other than officers in the ordinary course of business, in all cases consistent with such party's past practices;

      (k) Pay, discharge or satisfy in an amount in excess of $25,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Wynd Financial Statements;

      (l) Hire any new employees or consultants without providing notice to GOAM within ten (10) days thereof of the name of such employee or consultant and the terms of his or her employment or engagement; or

      (m) Take, or agree in writing or otherwise to take, any of the actions described in Section 4.1(a) through 4.1(l) above, or any action which would make any of the representations or warranties or covenants of Wynd contained in this Agreement materially untrue or incorrect.

4.2   Access to Information.
      ---------------------

      Subject to Section 4.18, each party shall afford the other and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time of the Merger to
(a) all of its properties, books, contracts, commitments and records, and (b) all other information concerning its business, properties and personnel as the other may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 4.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

4.3   Wynd Shareholders' Consent.
      --------------------------

      Wynd  shall   either  (a)  call  a  meeting  of  its   shareholders   (the
"Shareholders' Meeting") to be held as promptly as practicable (the date on which such meeting is scheduled is referred to as the "Shareholders' Meeting Date") or (b) solicit shareholder approval by written consent in accordance with applicable law, for the purpose of obtaining the shareholder approval required in connection with the transactions contemplated hereby and by the Merger Agreement, and shall use its best efforts to obtain such approval.

4.4   Preparation of Proxy Statement or Information Statement.
      --------------------------------------------------------

      As soon as practicable after the execution of this Agreement, Wynd shall prepare, with the cooperation of GOAM, the Proxy Statement (or Information Statement, in the case of written consent) for purposes of soliciting the approval of the shareholders of Wynd of this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby. Wynd shall use its best efforts to cause the Proxy Statement (or Information Statement, as the case may
be) to comply with applicable federal and state securities laws requirements. Each of GOAM and Wynd agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgement of the providing party or its counsel, may be required or appropriate for including in the Proxy Statement (or Information Statement, as the case may be), or any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Proxy Statement (or Information Statement, as the case may
be). Wynd will promptly advise GOAM, and GOAM will promptly advise Wynd, in writing if at any time prior to the Effective Time of the Merger either Wynd or GOAM shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Proxy Statement (or Information Statement, as the case may be) in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Proxy Statement (or Information Statement, as the case may be) shall contain the unanimous recommendation of the Board of Directors of Wynd that the Wynd shareholders approve the Merger, this Agreement and the Merger Agreement and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the shareholders of Wynd. Anything to the contrary contained herein notwithstanding, Wynd shall not include in the Proxy Statement (or Information Statement, as the case may be) any information with respect to GOAM or its affiliates or associates, the form and content of which information shall not have been approved by GOAM prior to such inclusion.

4.5   Tax Matters.
      -----------

      GOAM, Sub and Wynd acknowledge that each intends the Merger to be a tax-free reorganization under Section 368(a) of the Code and that each has consulted with and relied upon its own professional tax advisors. None of GOAM, Sub or Wynd has taken any action, or will take any action or fail to take any action that will jeopardize the status of the Merger as a reorganization under
Section 368 of the Code. None of GOAM, Sub or Wynd will adopt any position on any tax return, information statement or other disclosure document that is inconsistent with the treatment of the Merger as a reorganization under Section 368 of the Code. Wynd, on the one hand, and GOAM and Sub on the other hand, shall execute and deliver to legal counsel to Wynd certificates substantially in the forms attached hereto as Exhibits 4.5(a) and 4.5(b) at such time or times as reasonably requested by such legal counsel in connection with its delivery of an opinion pursuant to Section 5.3(d) hereof.

4.6   Breach of Representations and Warranties.
      ----------------------------------------

      Each of GOAM and Wynd shall not take any action which would cause or constitute a breach of any of their respective representations and warranties set forth in this Agreement or which would cause any of such representations and warranties to be materially inaccurate. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach or inaccuracy, each party shall give detailed notice thereof to the other and shall use commercially reasonable efforts to prevent or promptly remedy such breach or inaccuracy.

4.7   Consents.
      --------

      GOAM and Wynd shall each promptly apply for or otherwise seek, and use commercially reasonable efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger.

4.8   Commercially Reasonable Efforts.
      -------------------------------

      GOAM and Wynd shall each use commercially reasonable efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement.

4.9   Performance by Sub.
      ------------------

      GOAM, as sole shareholder of Sub, will take, and will cause Sub to take, all action necessary or advisable for the consummation of the Merger by Sub and the carrying out by Sub of the transactions contemplated hereby.

4.10  FIRPTA.
      ------

      Wynd shall deliver to the Internal  Revenue Service a notice regarding the
statement   described  in  Section  5.2(d)  hereof,   in  accordance   with  the
requirements of Treasury Regulation Section 1.897-2 (h) (2).

4.11  Legal Conditions to the Merger.
      ------------------------------

      (a) Wynd shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on Wynd with respect to the Merger and will promptly cooperate with and furnish information to GOAM in connection with any such requirements imposed upon GOAM or Sub in connection with the Merger. Wynd shall take all reasonable actions to obtain (and to cooperate with GOAM in obtaining) any consent, authorization, order or approval of, or any exemption by, any governmental entity, required to be obtained or made by Wynd (or by GOAM or Sub) in connection with the Merger or the taking of any action contemplated thereby, by this Agreement or by the Merger Agreement, and to defend all lawsuits or other legal proceedings challenging this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and to effect all necessary registrations and filings and submissions of information requested by any governmental entity, and to fulfill all conditions to this Agreement.

      (b) Each of GOAM and Sub shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the Merger and will promptly cooperate with and furnish information to Wynd in connection with any such requirements imposed upon Wynd in connection with the Merger. GOAM and Sub shall take all reasonable actions to obtain (and to cooperate with Wynd in obtaining) any consent, authorization, order or approval of, or exemption by, any governmental entity required to be obtained or made by GOAM or Sub (or by Wynd) in connection with the Merger or the taking of any action contemplated thereby, by this Agreement or by the Merger Agreement, and to defend all lawsuits or other legal proceedings challenging this Agreement, the Merger Agreement or the consummation of the transactions contemplated hereby or thereby, to lift or rescind any injunction or restraining order or other order adversely affecting the ability of parties to consummate the transactions contemplated hereby, and to effect all necessary registrations and filings and submissions of information requested by any governmental entity, and to fulfill all conditions to this Agreement.

4.12  Employee Matters.
      ----------------

      Following the Effective Date of the Merger, GOAM will offer to employees of Wynd health insurance and long-term disability insurance by either continuing Wynd's current plans or substituting in lieu thereof comparable plans. For purposes of participation in any employee benefit plans existing as of the Effective Date of the Merger, the tenure of any employee of Wynd shall be deemed to have commenced on the first day of such employee's last continuous employment with Wynd. GOAM shall use its best efforts to retain substantially all of the employees of Wynd on the Effective Date of the Merger provided, however, that nothing in this Agreement shall create an employment agreement between GOAM and any Wynd employee or otherwise create any obligation for GOAM or Wynd to continually employ any Wynd employee who shall be otherwise "terminable at will", and provided further that any such terminated employee shall be provided a severance package, the form and substance of which shall be mutually agreed upon by GOAM and Wynd prior to the Closing Date.

4.13  Expenses and Transfer Taxes.
      ---------------------------

      All losses and expenses incurred in connection with this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense (including fees and disbursements of counsel, financial advisors and accountants). Wynd shall pay all excise, sales, use, transfer (including real property transfer or gains), stamp, documentary, filing, recordation and other similar taxes (but excluding taxes based on income) resulting directly or indirectly from the Merger together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties ("Transfer Taxes"). Notwithstanding the foregoing, provided that the Merger is consummated, GOAM shall pay all expenses of Wynd (including reasonable fees and disbursements of counsel and accountants) incurred in connection with the consummation of the Merger; and provided further, that if this Agreement is terminated because the Merger is not consummated by June 30, 2000 due to the fact that the Fairness Opinion described in Section 5.2(f) is not favorable or not delivered, GOAM shall pay expenses of Wynd incurred in connection with the proposed Merger in an amount not to exceed $50,000.

4.14  Issuance of Shares.
      ------------------

      GOAM shall, as and when required under this Agreement and the Merger Agreement, issue and deliver certificates representing the shares of GOAM Common Stock into which the Wynd Common Stock and Wynd Preferred Stock (on an as converted to Common Stock basis) outstanding at the Effective Time of the Merger will be converted. GOAM shall cause the Merger Shares to be listed as of the Effective Time of the Merger on the Nasdaq National Market.

4.15  Location of Wynd Business.
      -------------------------

      For a period of not less than one (1) year following the Closing Date, GOAM will cause the principal offices of the Surviving Corporation to remain in San Luis Obispo, California.

4.16  Public Announcements.
      --------------------

      GOAM and Wynd shall cooperate with each other prior to releasing information concerning this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, shall furnish to the other drafts of all press releases or other public announcements related to the foregoing prior to publication and shall obtain the consent of the other prior to the issuance of press releases or the release of other public announcements.

4.17  Confidentiality.
      ---------------

      No party hereto shall release, publish, reveal or disclose, directly or indirectly, any business or technical information of any other party hereto, designated orally or in writing as "confidential" or "proprietary" (or in like words), including, but not limited to, systems, processes, formulae, data, functional specifications, know-how, improvements, discoveries, developments, designs, inventions, techniques, new products, marketing and advertising methods, supplier agreements, customer lists, pricing policies, financial information, projections, forecasts, strategies, budgets or other information related to its business or its customers (hereinafter referred to as "Evaluation Material"), except to a party's directors, officers, employees, financial advisors, legal counsel, independent public accountants or other agents, advisors or representatives as shall require access thereto on a need-to-know basis for the purposes of the transactions contemplated by this Agreement and who shall agree to be bound by the terms of this Section 4.17. Each party agrees to take all reasonable precautions to safeguard the confidentiality of the other party's Evaluation Material and to exercise the same degree of care with respect to such Evaluation Material that such party exercises with respect to its own confidential information. No party shall make, or permit to be made, except in furtherance of the transactions contemplated by this Agreement, any copies, abstracts or summaries of the Evaluation Material. In addition, all such Evaluation Material shall be used solely for the purpose of the investigation contemplated by this Section 4.17 and shall not be used for any other purpose, including use which would be to the detriment of any other party, nor shall such information be used in competition with any other party. The restrictions on disclosure of information contained in this Section 4.17 do not extend to any item of information that (a) is already known to the receiving party; (b) was or is independently developed by the receiving party; (c) is now or hereafter becomes available to the public other than as a consequence of a breach of obligations under this Section 4.17; or (d) is disclosed to third parties outside of the receiving party in accordance with terms approved by the disclosing party. Upon written request, the parties shall return all writings, documents and materials containing Evaluation Material with a letter confirming that all copies, abstracts and summaries of the Evaluation Material have been destroyed. In the event that any party hereto becomes legally required to disclose another party's Evaluation Material, it shall provide such other party with prompt prior written notice of such requirement prior to such disclosure. In the event that a protective order or other remedy is not obtained, or such other party waives compliance with the provisions of this Section 4.17 with respect to the Evaluation Material subject to such requirement, such party agrees to furnish only that portion of the Evaluation Material which it is legally required to furnish and, where appropriate, to use its best efforts to obtain assurances that such Evaluation Material will be accorded confidential treatment.

4.18  Invention Assignment Agreement.
      ------------------------------

      Wynd shall use reasonable efforts to cause all current and future employees and consultants to execute the Invention Assignment Agreement.

                                    ARTICLE V

                              CONDITIONS PRECEDENT

5.1   Conditions to Each Party's Obligation to Effect the Merger.
      ----------------------------------------------------------

      The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

      (a) SHAREHOLDER APPROVAL. This Agreement, the Merger Agreement and the transactions contemplated hereby and thereby shall been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Wynd Common Stock and a majority of the outstanding shares of Wynd Preferred Stock.

      (b) APPROVALS. All authorizations, consents, orders or approvals of, or declarations or filings with, any governmental entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained, other than filings and approvals relating to the Merger or affecting GOAM's ownership of Wynd or any of its properties if failure to make such filing or obtain such approval would not be materially adverse to GOAM or Wynd.

      (c) LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any governmental entity and remain in effect, and no litigation or proceeding (other than with respect to the rights of appraisal pursuant to California General Corporation Law Section 1300 et seq.) seeking the issuance of such an order or injunction, or seeking the imposition against Wynd, the Surviving Corporation, GOAM or Sub of substantial damages if the Merger is consummated, shall be pending. In the event that any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

      (d) STATUTES. No action shall have been taken, and no statute, rule, regulation or order shall have been enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity which would (i) make the consummation of the Merger illegal, (ii) prohibit GOAM's or Wynd's ownership or operation of all or a material portion of the business or assets of Wynd or GOAM, or compel GOAM or Wynd to dispose of or hold separate all or a material portion of the business or assets of Wynd or GOAM, as a result of the Merger or
(iii) render GOAM, Sub or Wynd unable to consummate the Merger.

      (e) SECURITIES LAWS. The issuance of GOAM Common Stock pursuant to the Merger shall be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and shall have been qualified or registered (or shall be exempt from such qualification or registration) with the appropriate authorities of all states in which qualification or registration is required under state securities or blue sky laws.

      (f) EMPLOYMENT AGREEMENT. GOAM and Daniel Luis shall have executed and delivered an employment agreement to be mutually agreed upon by the parties.

      (g) ESCROW AGREEMENT. The Escrow Agreement shall have been executed and delivered by each of the parties thereto and be in full force and effect.

      (h) REGISTRATION AGREEMENT. GOAM and each shareholder of Wynd listed in the Registration Agreement shall have executed and delivered such agreement. In the event that all of the shareholders of Wynd have not executed and delivered the Registration Agreement prior to the Closing Date, GOAM shall provide a period not to exceed thirty (30) days for any remaining Shareholders to execute and deliver the Registration Agreement, it being expressly understood that if any such Shareholder fails to execute and deliver in the thirty (30) day period he or she or it shall not be entitled to any rights thereunder.

5.2   Conditions of Obligations of GOAM and Sub.
      -----------------------------------------

      The obligations of GOAM and Sub to effect the Merger are subject to the satisfaction of the following conditions, unless waived by GOAM and Sub:

      (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Wynd set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of each such date, except as otherwise contemplated by this Agreement, and GOAM shall have received a certificate signed by the President of Wynd to such effect on the Closing Date.

      (b) PERFORMANCE OF OBLIGATIONS OF WYND. Wynd shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement and the Merger Agreement prior to the Closing Date, and GOAM shall have received a certificate signed by the President of Wynd to such effect.

      (c) OPINION OF WYND'S COUNSEL. GOAM shall have received an opinion dated the Closing Date of Strategic Law Partners, LLP, counsel to Wynd, in form and substance satisfactory to GOAM and its counsel.

      (d) FIRPTA. GOAM, as agent for the shareholders of Wynd, shall have received a properly executed Foreign Investment Real Property Tax Act of 1980 ("FIRPTA") Notification Letter, in substance satisfactory to GOAM, which states that shares of capital stock of Wynd do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying GOAM's obligations under Treasury Regulation Section 1.1445-2(c)(3).

      (e) CONSENTS. GOAM shall have received duly executed copies of all material third-party consents and approvals contemplated by this Agreement or the Wynd Disclosure Schedule in form and substance reasonably satisfactory to GOAM, except for such consents and approvals as GOAM and Wynd shall have agreed shall not be obtained, as contemplated by the Wynd Disclosure Schedule.

      (f) FAIRNESS OPINION. GOAM shall have received an opinion dated as of the Closing Date from its financial advisor, C.E. Unterberg, Towbin, stating that in the opinion of such financial advisor the terms of the Merger are fair to the shareholders of GOAM and Wynd from a financial point of view, and such opinion shall not have been withdrawn.

      (g) WYND SHAREHOLDER LISTS. Wynd shall have delivered to GOAM a complete and accurate list of, and the number of shares owned of record by, the holders of outstanding Wynd Common Stock and Wynd Preferred Stock as of the Closing Date.

      (h) INVENTION ASSIGNMENT AGREEMENTS. Wynd shall have delivered to GOAM Invention Assignment Agreements executed by all current Wynd employees.

      (i) SUBSCRIBERS. GOAM shall be reasonably satisfied that Wynd has at least 4,200 current paying subscribers.

5.3   Conditions of Obligations of Wynd.
      ---------------------------------

      The obligation of Wynd to effect the Merger is subject to the satisfaction of the following conditions unless waived by Wynd:

      (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of GOAM and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of each such date, except as otherwise contemplated by this Agreement, and Wynd shall have received a certificate signed by the President of GOAM to such effect.

      (b) PERFORMANCE OF OBLIGATIONS OF GOAM AND SUB. GOAM and Sub shall have performed in all material respects all obligations and covenants required to be performed by them under this Agreement and the Merger Agreement prior to the Closing Date, and Wynd shall have received a certificate signed by the President of GOAM to such effect.

      (c) OPINION OF GOAM'S COUNSEL. Wynd shall have received an opinion dated the Closing Date of Buchanan Ingersoll Professional Corporation, counsel to GOAM, in form and substance satisfactory to Wynd and its counsel.

      (d) TAX-FREE REORGANIZATION. Wynd shall have received a written opinion from its counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. In preparing the Wynd tax opinion, counsel may rely on representations that are substantially similar to the representations set forth in Exhibits 4.5(a) and 4.5(b) and such other representations as such counsel deems necessary and appropriate.

      (e) CONSENTS. Wynd shall have received duly executed copies of all material third-party consents and approvals contemplated by this Agreement or the GOAM Disclosure Schedule in form and substance reasonably satisfactory to Wynd, except for such consents and approvals as Wynd and GOAM shall have agreed shall not be obtained, as contemplated by the GOAM Disclosure Schedule.

      (f) NASDAQ LISTING. GOAM shall cause the Merger Shares to be listed as of the Effective Time of the Merger on the Nasdaq National Market.

                                   ARTICLE VI

                                 INDEMNIFICATION

6.1   Indemnification by the Shareholders.
      -----------------------------------

      Subject to the limitations set forth in Section 6.3 and elsewhere in this Agreement, following the Effective Time of the Merger, each of the shareholders of Wynd who receive the Merger Shares (the "Shareholders") shall to the extent of such Shareholders' pro rata portion of the Escrow Shares indemnify, defend and hold harmless GOAM, each affiliate of GOAM, including any of its direct or indirect subsidiaries (including, after the Effective Time of the Merger, Wynd), and each of its respective officers, directors and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (the "GOAM Indemnitees") from and against, and pay or reimburse the GOAM Indemnitees for, the following losses, liabilities, taxes, damages, deficiencies, obligations, fines, expenses, claims, demands, actions, suits, proceedings, judgments or settlements, whether or not resulting from Third Party Claims, (as hereinafter defined) incurred or suffered by any GOAM Indemnitee, including interest and penalties with respect thereto and out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of the GOAM Indemnitee's rights hereunder, (net of any amounts recovered or recoverable under any insurance policy and any tax benefit realized by any GOAM Indemnitee as a result of incurring or paying any of the foregoing losses or expenses) ("Indemnifiable Losses") to the extent:

      (a) arising out of or resulting from the breach by Wynd, prior to the Effective Time of the Merger, of any agreement or covenant contained in this Agreement; and

      (b) arising out of or resulting from any breach of or inaccuracy in any representation or warranty of Wynd contained in this Agreement.

6.2   Procedures Relating to Indemnification.
      --------------------------------------

      (a) In order for the GOAM Indemnitees to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any individual, corporation, partnership, limited liability company, joint venture, estate, trust, association, organization governmental body or other entity who is not a GOAM Indemnitee against a GOAM Indemnitee (a "Third Party Claim"), such GOAM Indemnitee must notify the Shareholders Representative (as defined below) on behalf of the Shareholders (the "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim promptly but in any event within ten (10) business days after receipt of notice of such claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Shareholder Representative shall have been prejudiced as a result of such failure. After any required notification (if applicable), the GOAM Indemnitee shall deliver to the Shareholders Representative, promptly but in any event within five (5) business days, after the GOAM Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the GOAM Indemnitee relating to the Third Party Claim.

      (b) If a Third Party Claim is made against a GOAM Indemnitee, the Shareholder Representative on behalf of the Indemnifying Party will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof (at the expense of the Indemnifying Party) with counsel selected by the Shareholder Representative on behalf of the Indemnifying Party and reasonably satisfactory to the GOAM Indemnitee. Should the Shareholder
Representative on behalf of the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the GOAM Indemnitee for any legal expenses subsequently incurred by the GOAM Indemnitee in connection with the defense thereof; provided that if, under applicable standards of professional conduct (as advised in writing by counsel to the Indemnifying Party), a conflict on any significant issue between the GOAM Indemnitee and the Indemnifying Party exists in respect of such Third Party Claim, the Indemnifying Party shall pay the reasonable fees and expenses of one such additional counsel to act with respect to such issue as may be required to be retained in order to resolve such conflict. If the Shareholder Representative on behalf of the Indemnifying Party assumes such defense, the GOAM Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Shareholder Representative on behalf of the Indemnifying Party, it being understood that the Shareholder Representative on behalf of the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the GOAM Indemnitee for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the GOAM Indemnitee shall have failed to give notice of the Third Party Claim as provided above and a reasonable period after such notice). If the Shareholder Representative on behalf of the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof, which cooperation shall include the retention and the provision to the Shareholder Representative on behalf of the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the GOAM Indemnitee will agree to any settlement, compromise or discharge of such Third Party Claim which the Indemnifying Party may recommend and which by its terms obligates the Indemnifying Party to pay the full amount of liability in connection with such Third Party Claim; provided, however, that, without the GOAM Indemnitee's consent (which consent shall not be unreasonably withheld or delayed), the Indemnifying Party shall not consent to entry of any judgment or enter into any settlement (i) that provides for injunctive or other nonmonetary relief affecting the GOAM Indemnitee or (ii) that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such GOAM Indemnitee of a release from all liability with respect to such claim. Whether or not the Indemnifying Party shall have assumed the defense of a Third Party Claim, the GOAM

Indemnitee shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent.

      (c) In order for a GOAM Indemnitee to be entitled to any indemnification provided for under this Agreement in respect of a claim that does not involve a Third Party Claim, the GOAM Indemnitee shall deliver written notice of such claim, in reasonable detail, with reasonable promptness to the Shareholder Representative on behalf of the Indemnifying Party. The failure by any GOAM Indemnitee to so notify the Shareholder Representative on behalf of the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to such GOAM Indemnitee under this Agreement, except to the extent that the Indemnifying Party shall have been actually prejudiced by such failure. Any notice pursuant to this Section 6.2(c) shall contain a statement, in prominent and conspicuous type, that if the Shareholder Representative's (on behalf of the Indemnifying Party) does not dispute its liability to the GOAM Indemnitee with respect to the claim made in such notice (the "Claim") by notice to the GOAM Indemnitee prior to the expiration of a 30-calendar-day period following the Shareholder Representative on behalf of the Indemnifying Party's receipt of the second notice of the Claim, the Claim shall be conclusively deemed a liability of the Indemnifying Party. If the GOAM Indemnitee has provided the Shareholder Representative on behalf of the Indemnifying Party two such notices not less than 30 days apart and the Indemnifying Party does not notify the GOAM Indemnitee prior to the expiration of a 30-calendar-day period following its receipt of the second such notice that the Indemnifying Party disputes its liability to the GOAM Indemnitee under this Agreement, the Claim shall be conclusively deemed a liability of the Indemnifying Party under this Agreement and the Indemnifying Party shall pay the amount of such liability to the GOAM Indemnitee on demand or, in the case of any notice in which the amount of the Claim (or any portion thereof) is estimated, on such later date when the amount of the Claim (or any portion thereof) becomes finally determined. If the Shareholder Representative on behalf of the Indemnifying Party has timely disputed its liability with respect to the Claim, as provided above, the Shareholder Representative on behalf of the Indemnifying Party and the GOAM Indemnitee shall proceed in good faith to negotiate a resolution of the Claim and, if the Claim is not resolved through negotiations, such GOAM Indemnitee shall be free to pursue such remedies as may be available to enforce the rights of such indemnitees hereunder.

6.3   Limitation on Indemnification.
      -----------------------------

      Notwithstanding any provision hereof to the contrary, the Shareholders' liability for Indemnifiable Losses arising under Section 6.1 hereof shall be limited (a) in the aggregate to the value of the Escrow Shares and other related property on deposit under the Escrow Agreement, and (b) to only those Indemnifiable Losses for which the Shareholder Representative shall have received written notice in accordance with the provisions of the Escrow Agreement. No claim, demand, suit or cause of action shall be brought against the Shareholders under this Article VI unless and until the aggregate amount of Indemnifiable Losses under this Article VI exceeds $175,000, in which event the GOAM Indemnitees shall be entitled to indemnification from the Shareholders for all Indemnifiable Losses in excess of $175,000 (subject to the other limitations on liability set forth herein).

6.4   Exclusive Remedy.
      ----------------

       Absent actual fraud or intentional wrongdoing in connection with this Agreement and the transactions contemplated herein, GOAM hereby acknowledges and agrees, on its own behalf and on behalf of all GOAM Indemnitees, that the sole and exclusive remedy with respect to any and all claims (including for any Indemnifiable Losses) relating to this Agreement, the transactions contemplated hereby, and Wynd and its assets, liabilities and business, shall be pursuant to the indemnification provisions of this Article VI. Absent actual fraud or intentional wrongdoing in connection with this Agreement and the transactions contemplated herein, in furtherance of the foregoing, GOAM hereby waives, from and after the Closing Date, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it or any other GOAM Indemnitee may have against any of the Shareholders, except for such as may be covered by the indemnification provisions of this Article VI.

6.5   Event of Fraud.
      --------------

       Notwithstanding any provision hereof, nothing in this Article VI shall limit, in any manner, any remedy at law or equity, to which any GOAM Indemnitee may be entitled as a result of any fraudulent misrepresentation made by Wynd in this Agreement except that, in any event, the liability of any Shareholder shall not exceed the value of the Merger Shares received by him on the date of issuance or, if higher, the date upon which such claim is asserted.

6.6   Shareholder Representative.
      --------------------------

       Each Shareholder by acceptance of its portion of the Merger Shares shall be deemed to have designated and appointed Page Lea (and David Gardner as the alternate in the event that Mr. Lea is unable to serve) with full power of substitution (the "Shareholder Representative") as the representative of any such Shareholder to perform all such acts as are required, authorized or contemplated by this Agreement to be performed by the Shareholders and hereby acknowledges that the Shareholder Representative shall be the only person authorized to take any action so required, authorized or contemplated by this Agreement by any Shareholder including the execution of all agreements and certificates referenced herein. Each Shareholder is thereby deemed to have further acknowledged that the foregoing appointment and designation shall be deemed to be coupled with an interest and shall survive the death or incapacity of such Shareholder. Each Shareholder is thereby deemed to have authorized the other parties hereto to disregard any notice or other action taken by each Shareholder pursuant to this Agreement except for the Shareholder Representative. The other parties hereto are and will be entitled to rely on any action so taken or any notice given by the Shareholder Representative and are and will be entitled and authorized to give notices only to the Shareholder Representative for any notice contemplated by this Agreement to be given to any such Shareholder. By the acceptance of its portion of the Merger Shares, each Shareholder shall be deemed to have waived any and all claims that they may have or assert, including those that may arise in the future, against the Shareholder Representative for any action or inaction taken or not taken by the Shareholder Representative in connection with his service as the Shareholder Representative, except in the case of the Shareholder Representative's own bad faith or willful misconduct. In consideration of his agreement to serve as the Shareholder
Representative, the Shareholder Representative shall be released from any liability for any action or inaction taken or not taken in his capacity as the Shareholder Representative, except in the case of the Shareholder Representative's own bad faith or willful misconduct. By the acceptance of its portion of the Merger Shares, each Shareholder shall be deemed to have agreed that the reasonable and customary fees and expenses incurred by the Shareholder Representative in the exercise of his right or the performance of his duties hereunder (including reasonable attorneys' fees and expenses and the fees and expenses of accountants and other experts) shall be borne by the Shareholders based on their pro rata portion of the Escrow Shares, and each Shareholder agrees to promptly reimburse the Shareholder Representative with respect to such amounts.

                                   ARTICLE VII

                                   TERMINATION

7.1   Termination.
      -----------

      This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the shareholders of Wynd:

      (a) by mutual agreement of GOAM, Sub and Wynd;

      (b) by GOAM, if there has been a breach by Wynd of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Wynd which is material and which Wynd fails to cure within five (5) business days after notice thereof is given by GOAM (except that no cure period shall be provided for a breach by Wynd which by its nature cannot be cured);

      (c) by Wynd, if there has been a breach by GOAM or Sub of any representation, warranty, covenant or agreement set forth in this Agreement on the part of GOAM or Sub which is material and which GOAM or Sub, as the case may be, fails to cure within five (5) days after notice thereof is given by Wynd (except that no cure period shall be provided for a breach by GOAM or Sub which by its nature cannot be cured);

      (d) by GOAM or Wynd, if the Merger shall not have been consummated on or before June 30, 2000;

      (e) by GOAM or Wynd if the required approval of the shareholders of Wynd contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required (i) written consent or (ii) vote upon a vote taken at the Shareholders' Meeting or at any adjournment thereof; or

      (f) by GOAM or Wynd if any permanent injunction or other order of a court or other competent authority preventing the Merger shall have become final and nonappealable.

      (g) Where action is taken to  terminate  this  Agreement  pursuant to this
Section 7.1, it shall be sufficient for such action to be authorized by the Board of Directors of the party taking such action. In the event of the termination of this Agreement, all further obligations of the parties under this Agreement (other than the provisions of this Section 7.1, Section 4.13, Section
4.17 and Section 8.16) shall forthwith be terminated without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for any breach of this Agreement.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

8.1   Survival of Representations Warranties and Agreements.
      -----------------------------------------------------

      All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall be deemed to be conditions to the Merger and shall survive the consummation of the Merger for a period of twelve (12) months.

8.2   Amendment.
      ---------

      This Agreement may be amended by the parties hereto at any time before or after approval of the Merger by the shareholders of Wynd; provided that following approval of the Merger by the shareholders of Wynd, no amendment shall be made which by law requires the further approval of such shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

8.3   Extension; Waiver.
      -----------------

      At any time prior to the Effective Time of the Merger, each of Wynd and GOAM may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties made to it contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of it contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

8.4   Notices.
      -------

      All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) or sent by telecopy, confirmation received, to the parties at the following addresses and telecopy numbers (or at such other address or number for a party as shall be specified by like notice):

      (a) if to GOAM or Sub, to:

          GoAmerica, Inc.
          401 Hackensack Avenue
          Hackensack, New Jersey 07601
          Attention: Mr. Aaron Dobrinsky
          Telecopy No.: (201) 996-1772
          Telephone No.: (609) 996-1717

          with a copy to:

          Buchanan Ingersoll Professional Corporation
          650 College Road East
          Princeton, New Jersey 08540
          Attention: David J. Sorin, Esq.
          Telecopy No.: (609) 520-0360
          Telephone No.: (609) 987-6800

      (b) if to Wynd, to:

          Wynd Communications Corporation
          75 Higuera Street, Suite 240
          San Luis Obispo, California 93401
          Attention: Mr. Daniel Luis
          Telecopy No.: (805) 781-2089
          Telephone No.: (805) 597-8105

          with a copy to

          Strategic Law Partners, LLP
          333 Grand Avenue, Suite 3970
          Los Angeles, California 90071
          Attention: Brad Schwartz, Esq.
          Telecopy No.: (213) 213-7301
          Telephone No.: (213) 213-7300

      (c) if to any Shareholder or the Shareholder Representative at the address therefor set forth on the signature page hereto.

8.5   Interpretation.
      --------------

      When a reference is made in this Agreement to Sections, Schedules or Exhibits, such reference shall be to a Section, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.6   Counterparts.
      ------------

      This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

8.7   Entire Agreement.
      ----------------

      This Agreement and the documents and instruments and other agreements among the parties delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and are not intended to confer upon any other person any rights or remedies hereunder except as otherwise expressly provided herein.

8.8   No Transfer.
      -----------

      This Agreement and the rights and obligations set forth herein may not be transferred or assigned by operation of law or otherwise without the consent of each party hereto. This Agreement is binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.9   Severability.
      ------------

      If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

8.10  Other Remedies.
      --------------

      Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity on such party, and the exercise of any one remedy will not preclude the exercise of any other.

8.11  Further Assurances.
      ------------------

      Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

8.12  Absence of Third Party Beneficiary Rights.
      -----------------------------------------

      No provision of this Agreement or the schedules or exhibits hereto is intended, nor will be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, employee (except for agreements to provide severance to employees pursuant to Section 4.12 hereof), partner or any party hereto or any other person or entity unless specifically provided otherwise herein or in the Exhibits hereto, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

8.13  Mutual Drafting.
      ---------------

      This Agreement is the joint product of GOAM and Wynd, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of GOAM and Wynd, and shall not be construed for or against any party hereto.

8.14  Governing Law.
      -------------

      This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to its choice of law principles).

8.15  Knowledge.
      ---------

      As used in this Agreement, the expression "to Wynd's knowledge" means that the officers, directors and key employees of Wynd have, or after due inquiry and investigation would have, awareness or knowledge of such matter.

8.16  Solicitation of Employees.
      ------------------------

      In the event that this Agreement is terminated by either party pursuant to
Section 7.1 hereof,  GOAM and Wynd  covenant  and agree that for a period of one
(1) year from such termination, each will not solicit or hire or induce any employee to leave the employment of the other.

      IN WITNESS WHEREOF, GOAM, Sub and Wynd have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                        GOAMERICA, INC.

                                        By: /s/ Aaron Dobrinsky
                                            -------------------------
                                            Name:  Aaron Dobrinsky
                                            Title: President and Chief Executive
                                                   Officer

                                        GOAMERICA ACQUISITION I CORP.

                                        By: /s/ Aaron Dobrinsky
                                            -------------------------
                                            Name:  Aaron Dobrinsky
                                            Title: President and Chief Executive
                                                   Officer

                                        WYND COMMUNICATIONS CORPORATION

                                        By: /s/ Daniel R. Luis
                                            -------------------------
                                            Name:  Daniel R. Luis
                                            Title: President and Chief Executive
                                                   Officer

AS TO ARTICLE VI ONLY:

By:      /s/ Page Lea                    By:      /s/ Jeffrey C. Buckingham
         ---------------------------              ----------------------------
Name:    Page Lea                        Name:    Jeffrey C. Buckingham
Address: 1512 East Bay Shore Drive       Address: 994 Mill Street, Suite 200
         Virginia Beach, VA 23451                 San Luis Obispo, CA 93401


By:      /s/ F. Scott Hindes             By:      /s/ King R. Lee
         ---------------------------              ----------------------------
Name:    F. Scott Hindes, Trustee        Name:    King R. Lee
Address: c/o Mail Boxes Etc.             Address: 241 El Dorado Way
         2443 Fillmore Street                     Shell Beach, CA 93449
         San Francisco, CA 94115


By:      /s/ Jerry Linthicum             By:      /s/ Evelyn Lee
         ---------------------------              ----------------------------
Name:    Jerry Linthicum                 Name:    Evelyn Lee
Address: 4349 Santa Fe Road #40          Address: 1081 Rose Court
         San Luis Obispo, CA 93401                Grover Beach, CA 93433


APA Excelsior IV                         APA Excelsior IV Offshore

By:      /s/ Thomas Hirschfeld           By:      /s/ Thomas Hirschfeld
         ---------------------------              ----------------------------
Name:    Thomas Hirschfeld               Name:    Thomas Hirschfeld
Address: APA Excelsior IV                         APA Excelsior IV Offshore
         445 Park Avenue                          445 Park Avenue
         New York, NY 10022                       New York, NY 10022


                                         The Patricof Private Investment
The P/A Fund                             Club, L.P.

By:      /s/ Thomas Hirschfeld           By:      /s/ Thomas Hirschfeld
         ---------------------------              ----------------------------
Name:    Thomas Hirschfeld               Name:    Thomas Hirschfeld
Address: The P/A Fund                    Address: The Patricof Private
         445 Park Avenue                            Invesement Club, L.P.
         New York, NY 10022                       445 Park Avenue
                                                  New York, NY 10022


By:      /s/ Robert Kimball              By:      /s/ Henry Hernadez
         ---------------------------              ----------------------------
Name:    Robert Kimball                  Name:    Henry Hernandez
Address: 270 Pleasant Lane               Address: 3450 Broad Street, #103
         Arroyo Grande, CA 93420                  San Luis Obispo, CA 93401

By:      /s/ Ed Lynch                    By:      /s/ Kent L. Colwell
         ---------------------------              ----------------------------

Name:    Ed Lynch                        Name:    Kent L. Colwell
Address: 703 Broadway, Suite 504         Address: 15 Wolfe Glen
         Vancouver, WA 98660                      Kentfield, CA 94904


                                         The David A. Gardner Family Trust

By:      /s/ David A. Gardner            By:      G. Lynn Shostak
         ---------------------------              ----------------------------
Name:    David A. Gardner                Name:    G. Lynn Shostack, Trustee
Address: 445 Park Avenue, Suite 1600     Address: The David A. Gardner Family
         New York, NY 10022                         Trust
                                                  101 Central Park West
                                                  New York, NY 10023


By:      /s/ Robert London               By:      /s/ R. Peter Gunshor
         ---------------------------              ----------------------------
Name:    Robert London                   Name:    R. Peter Gunshor
Address: 809 Presidio Avenue, Suite B    Address: c/o Alan Gunshor
         Santa Barbara, CA 93101                  2035 Filbert Street,
                                                  Apartment 208
                                                  San Francisco, CA 94123


By:      /s/ Michael J. Hayes            By:      /s/ Christina C. Hayes
         ---------------------------              ----------------------------
Name:    Michael J. Hayes                Name:    Christina C. Hayes
Address: 4300 New Getwell Road           Address: 4300 New Getwell Road
         Memphis, TN 38118                        Memphis, TN 38118


Reaves C. Lukens, Jr. &                  JRD Associates II
Francis P. Lukens

By:      /s/ Reaves C. Lukens, III       By:      /s/ Reaves C. Lukens, III
         ---------------------------              ----------------------------
Name:    Reaves C. Lukens, III           Name:    Reaves C. Lukens, Jr.
Address: Reaves C. Lukens, Jr. &         Address: JRD Associates II
         Francis P. Lukens                        (Reaves C. Lukens, Jr. GP)
         1626 Spruce Street                       1626 Spruce Street
         Philadelphia, PA 19103                   Philadelphia, PA 19103


By:      /s/ Reaves C. Lukens, III       By:      /s/ Donald J. Resnick
         ---------------------------              ----------------------------
Name:    Reaves C. Lukens, III           Name:    Donald J. Resnick
Address: 1626 Spruce Street              Address: 400 Oaks Corporate Center
         Philadelphia, PA 19103                   Oaks, PA 19456

By:      /s/ Robert W. Bruml             By:      /s/ Frank Ciardullo
         ---------------------------              ----------------------------
Name:    Robert W. Bruml                 Name:    Frank Ciardullo
Address: 1801 East Ninth Street          Address: 367 Duck Pond Road
         Suite 720                                Locust Valley, NY 11560
         Cleveland, OH 44114-3103


By:      /s/ Louis C. Ambrosio           By:      /s/ James G. Van de Walle
         ---------------------------              ----------------------------
Name:    Louis C. Ambrosio               Name:    James G. Van de Walle
Address: Legg Mason                      Address: Legg Mason
         2 Jerico Plaza                           2 Jerico Plaza
         Jerico, NY 11753                         Jerico, NY 11753


By:      /s/ Michelle Lake               By:      /s/ William C. Martindale, Jr.
         ---------------------------              ----------------------------
Name:    Michelle Lake                   Name:    William C. Martindale, Jr.
Address: Legg Mason                      Address: 200 Four Falls Corporate Ctr.
         2 Jerico Plaza                           West Conshohocken, PA 19428
         Jerico, NY 11753


By:      /s/ Robert P. Andres
         ---------------------------
Name:    Robert P. Andres
Address: 11 Twin Creek Lane
         Berwyn, PA 19312

                                                                    Exhibit 10.1


                                ESCROW AGREEMENT

      This ESCROW AGREEMENT dated as of June 28, 2000 by and among GoAmerica, Inc. ("GOAM"), the shareholders of Wynd Communications Corporation as listed on Schedule A hereto (the "Shareholders") and American Stock Transfer & Trust Company, as escrow agent (the "Escrow Agent").

                               W I T N E S S E T H
                               - - - - - - - - - -

      WHEREAS, this Agreement is made pursuant to the Merger Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of June 13, 2000 by and among GOAM, GoAmerica Acquisition I Corp. ("Sub"), Wynd Communications Corporation ("Wynd") and, as to particular sections, the Shareholders. Capitalized terms used herein shall have the respective meanings ascribed to them in the Reorganization Agreement, unless the context requires otherwise.

      WHEREAS, pursuant to the Reorganization Agreement, (a) Sub will be merged with and into Wynd, (b) GOAM is issuing shares of GOAM Common Stock to the Shareholders, in conversion of and exchange for the shares of capital stock of Wynd (on an as converted to common stock basis) then held by the Shareholders, and (c) the Shareholders have agreed, pursuant to the Reorganization Agreement, to indemnify the GOAM Indemnitees for Indemnifiable Losses.

      WHEREAS, Section 2.3 of the Reorganization Agreement provides that one or more certificates representing an aggregate of ten percent (10%) of the Merger Shares issuable to the Shareholders (the "Escrow Shares") which Escrow Shares are to be deducted pro rata from the Merger Shares allocable to each Shareholder, shall be issued and delivered to the Escrow Agent and shall be placed in an escrow account (the "Escrow Account") pursuant to this Agreement to settle claims for Indemnifiable Losses that may arise pursuant to the Reorganization Agreement.

      WHEREAS, the parties desire to establish the terms and conditions pursuant to which the Escrow Shares will be deposited and held in, and delivered from, the Escrow Account.

      NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein and in the Reorganization Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

1.  Appointment of Escrow Agent.
    ---------------------------

      GOAM and the Shareholders hereby appoint and designate American Stock Transfer & Trust Company as the Escrow Agent for the purposes herein set forth and American Stock

Transfer & Trust Company hereby accepts such appointment, all on the terms and subject to the conditions of this Agreement.

2.  Acknowledgment of Receipt of the Reorganization Agreement.
    ---------------------------------------------------------

      The Escrow Agent hereby acknowledges receipt of a copy of the Reorganization Agreement, but, except for reference thereto for definitions incorporated by reference herein and as provided in Section 5 hereof, the Escrow Agent is not charged with any duties or responsibilities with respect to the Reorganization Agreement.

3.  Escrow Shares.
    -------------

      3.1. GOAM hereby agrees to provide to the Escrow Agent, within three (3) business days after the date hereof, one or more stock certificates representing the number of Escrow Shares, to be held in escrow by the Escrow Agent. Each stock certificate so deposited on behalf of the Shareholders shall be issued in the name of the Escrow Agent, as escrow agent for GOAM and the Shareholders. The Escrow Agent acknowledges and agrees, as transfer agent and registrar for GOAM, to use its best efforts to process such certificates on behalf of GOAM within the foregoing timeframe. The Escrow Shares, as such term is used herein, shall include the initial Escrow Shares deposited by GOAM and the "Additional Escrow Account" as that term is defined in Section 3.2.

      3.2. Any and all dividends payable in securities or other distributions of any kind made in respect to the Escrow Shares, except cash dividends which shall be paid directly to each respective Shareholder, (the "Additional Escrow Account") shall be held in escrow pursuant to this Agreement; provided, however, that the Shareholders shall have the voting rights with respect to the Escrow Shares so long as such Escrow Shares are held in escrow. GOAM shall take any and all reasonable and necessary steps to allow the exercise of such voting rights. While the Escrow Shares remain subject to this Agreement, the Shareholders shall retain and shall be able to exercise all other incidents of ownership of the Escrow Shares that are not inconsistent with the terms and conditions hereof.

      3.3. The Shareholders shall be responsible for any tax liability and tax reporting obligations attributable to (a) the placement of the Escrow Shares in the Escrow Account and (b) the payment of any dividends, to the extent paid, or other amounts payable to the Shareholders with respect to the Escrow Shares and shall provide the Escrow Agent with executed and completed Internal Revenue Service Forms W-9.

      3.4. Except as contemplated hereunder, no Escrow Shares or any beneficial interest therein may be pledged, hypothecated, or permitted to suffer any lien or encumbrance by the Shareholders or Wynd, including by operation of law, or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any Shareholder or Wynd, prior to the date the Escrow Agent is required to deliver the Escrow Shares to the Shareholders in accordance with the terms of this Agreement.

4.  Indemnification Liability of Shareholders.
    -----------------------------------------

      The Shareholders' obligations regarding liability for indemnification to the GOAM Indemnitees shall be governed by the Reorganization Agreement. The terms, conditions, covenants and provisions regarding the indemnification obligations of the Shareholders set forth in the Reorganization Agreement are hereby incorporated in full by reference herein.

5.  Distribution Events.
    -------------------

      5.1. At any time or times prior to the first anniversary of the date hereof, GOAM may make claims against the Escrow Shares for amounts due for indemnification under the Reorganization Agreement. If, after final determination of liability on a claim in accordance with the procedures set forth in Section 6.2 of the Reorganization Agreement, any of the GOAM Indemnitees shall have any claim of indemnification for Indemnifiable Losses pursuant to the Reorganization Agreement, GOAM shall promptly (a) give formal written notice thereof to the Shareholder Representative and the Escrow Agent, which notice shall include the aggregate dollar amount of the Indemnifiable Losses and a brief description of the facts upon which the claim is based, and
(b) provide the Escrow Agent and the Shareholder Representative with a calculation pursuant to Section 5.3 hereof. Subject to the following provisions of this Section 5, the Escrow Agent shall, not less than fifteen (15) business days but within twenty (20) business days following delivery of such notice, deliver to GOAM in accordance with Section 5.3 hereof the number of Escrow Shares having an aggregate cash value (as determined in accordance with Section
5.3 hereof) equal to the amount of such Indemnifiable Losses. To the extent that the value of the Escrow Shares so determined represented by stock certificates so delivered exceeds the cash value of the Indemnifiable Losses, GOAM shall promptly deliver to the Escrow Agent stock certificates for the balance of the Escrow Shares, which shall be held pursuant to this Agreement.

      5.2. If the Shareholder Representative shall, in good faith, notify the Escrow Agent in writing of any objections or disputes with respect to a claim for indemnification within fifteen (15) business days following delivery of notice of a claim for indemnity pursuant to Section 5.1 hereof, then the Escrow Agent shall instead set aside such Escrow Shares (the "Set Aside Amount") until
(a) the Shareholder Representative and GOAM have agreed upon the rights of GOAM, any of the GOAM Indemnitees seeking indemnification and the Shareholders with respect thereto and have notified the Escrow Agent of such an agreement in writing signed by GOAM and the Shareholder Representative, (b) such rights are finally determined pursuant to Section 14.6 of this Agreement or (c) the Termination Date. Any uncontested portion of a claim will be resolved as set forth in Section 5.1 above. The Escrow Agent may rely on any arbitration ruling in accordance with Section 14.6 hereof or on the final order or other final determination of any such court. If any such arbitrator or court shall determine that any or all of the Escrow Shares are to be delivered to GOAM, the Escrow Agent shall, within fifteen (15) days following receipt of a copy of such final determination, deliver to GOAM the number of Escrow Shares having a cash value equal (determined as provided in Section 5.3) to the sum of the amount of the claim for Indemnifiable Losses as to which the arbitrator or the court has finally determined that any of the GOAM Indemnitees is entitled to indemnity under the Reorganization Agreement. All other expenses of such litigation or arbitration, including reasonable attorney's fees, will be paid by the losing party and the court or the arbitrator will be authorized to make such determination.

      5.3. For purposes of establishing the number of Escrow Shares to be delivered to GOAM or set aside in respect of any Set Aside Amount pursuant to this Section 5, the cash value of each share of GOAM Common Stock shall be equal to the average closing prices per share of GOAM's Common Stock as reported on the Nasdaq National Market (or such other exchange or quotation system upon which GOAM is then traded) during the ten (10) trading days ending three (3) days prior to the date of such delivery.

6.  Termination.
    -----------

      This Agreement shall terminate thirteen (13) months from the Closing Date or, if at such time a contested claim remains unresolved, at such time as such contested claim has been resolved, unless sooner terminated by the parties (the "Termination Date"). Notwithstanding anything in this Agreement to the contrary, GOAM shall assert all claims under this Escrow Agreement within the twelve (12) month period commencing on the Closing Date. On the Termination Date or as soon thereafter as is practicable, the Escrow Agent shall distribute to the Shareholders an aggregate amount equal to the Escrow Shares less the sum of any amount previously paid to GOAM from the Escrow Account as indemnification pursuant to the Reorganization Agreement. The Escrow Shares shall be distributed to the Shareholders in the same proportion that the balance of the Merger Shares not deposited in the Escrow Account is distributed to the Shareholders in the Reorganization Agreement, such proportions are set forth next to each Shareholder's name on Schedule A hereto.

7.  Fees and Expenses of Escrow Agent.
    ---------------------------------

      7.1. For services rendered, the Escrow Agent shall receive a fee of $2,500 per annum. The fees of the Escrow Agent shall be borne by GOAM.

      7.2. The Escrow Agent shall also be entitled to reimbursement from GOAM for all reasonable out-of-pocket expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, reasonable attorneys' or agents' fees and disbursements and all reasonable taxes or other governmental charges. It is anticipated that such disbursement shall not exceed $500 barring any unforeseen circumstances. If for any reason the deposit of the Escrow Shares is not received by the Escrow Agent as contemplated in Section 3.1 hereof, GOAM shall reimburse the Escrow Agent for all expenses, including reasonable counsel fees and disbursements, paid or incurred by it in making preparations for providing the services contemplated hereby.

8.  Protection of Escrow Agent.
    --------------------------

      8.1. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Escrow Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under any such document. Except for amendments to this Agreement referred to below, and except for instructions given to the Escrow Agent by GOAM and the Shareholders relating to the Escrow Account under this Agreement, the Escrow Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

      8.2. The Escrow Agent shall not be liable to GOAM or the Shareholders or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment and shall be liable only in case of its own bad faith or willful misconduct or gross negligence or intentional failure to comply with its obligations under this Agreement. The Escrow Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms thereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

      8.3. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Escrow Agent pursuant to the provisions hereof.

      8.4 The Escrow Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by the Escrow Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

9.  Controversies.
    -------------

      If any controversy arises among the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, or its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold the Escrow Shares and all documents and funds, and may wait for settlement of any such controversy by final appropriate arbitration or legal proceedings or other means, as the Escrow Agent may require in its discretion, notwithstanding any other provision of this Agreement. In such event, the Escrow Agent will not be liable for interest or damages. Furthermore, the Escrow Agent may at its option file an action of interpleader in a court of competent jurisdiction requiring the parties to answer and litigate their claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in the Escrow Account, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action, GOAM agrees to pay and promptly deposit with the clerk of the court. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from any obligations and liability imposed by the terms of this Agreement. The release from liability shall survive the termination of this Agreement.

10.  Resignation or Removal of Escrow Agent.
     --------------------------------------

      The Escrow Agent may resign at any time upon giving at least thirty (30) days' written notice to GOAM and the Shareholder Representative, and may be removed by the mutual agreement of GOAM and the Shareholder Representative and the Escrow Agent shall turn over the Escrow Account to the duly appointed successor escrow agent (less any amount due and owning under Section 7 hereof); provided, however, that any such resignation or removal shall not become effective until the appointment of a successor escrow agent which shall be accomplished as follows. GOAM and the Shareholder Representative shall use their reasonable best efforts to agree on a successor escrow agent within thirty (30) days after receiving such notice of resignation from the Escrow Agent. If GOAM and the Shareholder Representative fail to agree on a successor escrow agent within such time, the parties shall promptly request a court of competent jurisdiction to appoint such an agent. If a successor escrow agent is not appointed within thirty (30) days of the parties request to the court, the Escrow Agent may deposit the Escrow Account with such court pending appointment. The successor escrow agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers and duties of the predecessor escrow agent as if originally named as the escrow agent. Then, the Escrow Agent shall be discharged from any further duties and liability under this Agreement accruing after the date the appointment of such successor escrow agent is accepted by the parties (or made by a court of competent jurisdiction, as applicable) and becomes effective, and such discharge of liability will survive the termination of this Agreement.

11.  Indemnification of Escrow Agent.
     -------------------------------

      11.1. GOAM shall reimburse, indemnify and hold harmless the Escrow Agent, its employees and agents (referred to in this Section 11 collectively and individually as the "Escrow Agent"), from and against any and all any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder. The Escrow Agent shall have a lien for the amount of any such expenses or loss on the monies and other property held by it hereunder and shall be entitled to reimburse itself from such monies or property for the amount of any such expense or loss. Promptly after the receipt by the Escrow Agent or notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against GOAM, notify GOAM thereof in writing, but the failure by the Escrow Agent to give such notice shall not relieve GOAM from any liability which they may have to the Escrow Agent hereunder. Notwithstanding any obligation to make payments and deliveries hereunder, the Escrow Agent may retain and hold for such time as it deems necessary such amount of monies or property as it shall, from time to time, in its sole discretion, deem sufficient to indemnify itself for any such loss or expense and for any amounts due it under Section 7.

      11.2. For purposes of this Section 11, the term "expense or loss" shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

      11.3. GOAM and the Shareholders may participate at their own expense in the defense of any claim or action that may be asserted against the Escrow Agent, and if GOAM or the Shareholders so elects, either may assume the defense of such claim or action; provided, however, that if there exists a conflict of interest that would make it inappropriate for the same counsel to represent both GOAM or the Shareholders, as the case may be, and the Escrow Agent, retention of separate counsel by the Escrow Agent shall be reimbursable as hereinabove provided; and provided, further, that GOAM shall not settle or compromise any such claim or action without the consent of the Shareholders, which consent shall not be unreasonably withheld, and the Shareholders shall not settle or compromise any such claim or action without the consent of GOAM, which consent shall not be unreasonably withheld. The parties will notify the Escrow Agent in writing of their intention to participate or assume the defense of any claim. The right of the Escrow Agent to indemnification hereunder shall survive its resignation or removal as Escrow Agent and shall survive the termination of this Agreement by lapse of time or otherwise.

12.  Authority of GOAM.
     -----------------

      GOAM shall be entitled to assert claims for indemnity on behalf of any of the GOAM Indemnitees, and all of the GOAM Indemnitees shall be bound by GOAM's actions and decisions hereunder.

13.  Authority of Shareholder Representative.
     ---------------------------------------

      The Shareholder Representative represents and warrants to GOAM and the Escrow Agent that he has the requisite authority to execute this Agreement and perform the obligations of each of the Shareholders hereunder.

14.  Miscellaneous.
     -------------

      14.1. Amendments and Waivers. This Agreement, or any provision of this Agreement, may be amended or waived from time to time only upon the mutual written agreement of GOAM, the Shareholders (by and through the Shareholder Representative) and the Escrow Agent. No delay or omission by any party to exercise any right or power hereunder shall impair such right or power or be construed to be a waiver thereof. A waiver by any of the parties hereto of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any subsequent breach or of any other covenant contained in this Agreement.

      14.2. Notices. Notices and other communications by a party under this Agreement shall be in writing and hand-delivered, deposited with an overnight carrier for next- or second-day delivery, or transmitted by facsimile (with receipt confirmed), addressed to the parties as follows (or to such other addresses as any party may designate from time to time in writing):

      (a) if to GOAM or Sub, to:

          GoAmerica, Inc.
          401 Hackensack Avenue
          Hackensack, New Jersey  07601
          Attention: Mr. Aaron Dobrinsky

               with copies to:

               Buchanan Ingersoll Professional Corporation
               650 College Road East
               Princeton, New Jersey 08540
               Attention:  David J. Sorin, Esq.

      (b) if to the Shareholders, to:

          Page Lea, Shareholder Representative
          1512 East Bay Shore Drive
          Virginia Beach, Virginia 23451

               with copies to:

               Wynd Communications Corporation
               75 Higuera Street, Suite 240
               San Luis Obispo, California 93401
               Attention: Mr. Daniel Luis

               with additional copies to:

               Strategic Law Partners, LLP
               333 South Grand Avenue, Suite 3970
               Los Angeles, California 90071
               Attention: Bradley D. Schwartz, Esq.

      (c) if to the Escrow Agent, to:

          American Stock Transfer & Trust Company
          40 Wall Street, 46th Floor
          New York, New York  10005
          Attention: Mr. Herbert Lemmer

and shall be deemed given when received.

      14.3. Successors; Third Parties; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein.

      14.4. Entire Agreement. This Agreement, the Reorganization Agreement (and any agreements referenced therein) constitute the entire agreement among GOAM, the Shareholders and the Escrow Agent with respect to the subject matter hereof, and supersedes any and all prior agreements, understandings, promises or representations made by such Persons concerning the subject matter of this Agreement.

      14.5. Applicable Law. The validity, performance and construction of this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      14.6. Consent to Jurisdiction; Arbitration.

          (a) Each of the parties hereby consents and agrees to submit himself or itself to the non-exclusive jurisdiction of the State of New York and of the United States of America located in the State of New York, county of New York.

          (b) The parties acknowledge and agree that GOAM would be materially prejudiced by the failure of the parties to resolve any objections or disputes as contemplated by Section 5.2 and Article 6 hereof. The parties therefore agree to resolve any such disputes or objections in accordance with the arbitration provisions set forth below and to take any and all actions necessary to resolve such disputes or objections as expeditiously as possible and in any event prior to the Termination Date. Notwithstanding anything to the contrary contained in this Agreement, any dispute, controversy or claim arising out of or relating to this Agreement, or the provisions of the Reorganization Agreement related hereto, or the breach, termination or validity thereof ("Dispute") shall be finally settled by arbitration, to be held in New York, New York in accordance with the CPR Institute For Dispute Resolution ("CPR") Non-Administered Arbitration Rules then in effect ("Rules"), except as modified herein. Within five (5) days after receipt by a party of a notice of dispute, GOAM, on the one hand and the Shareholder Representative, on the other, shall each appoint one arbitrator; the two arbitrators so appointed shall select the third arbitrator who shall be a disinterested person of recognized competence in the matter at issue who shall act as the presiding arbitrator for the dispute in question. If either party fails to name an initial arbitrator, or if appointed arbitrators have failed to appoint the third arbitrator as provided in the Rules, then CPR shall appoint that arbitrator within five (5) days of the request of either GOAM or the Shareholder Representative. Consistent with the expedited nature of arbitration, the number of depositions, if any, conducted by each of claimant(s), collectively, and by respondent(s), collectively, pursuant to Rule 11 of the Rules shall be limited to three (3) and any discovery permitted by the tribunal shall be completed within ten (10) days of the date of the appointment of the third arbitrator. Any award rendered in such arbitration shall be final and binding upon the parties, and judgment may be entered thereon in any court of competent jurisdiction. Upon the rendering of any such award on or prior to the Termination Date, the Escrow Agent shall release the appropriate portion of the Escrow Account in accordance with Article 6 hereof. The parties agree to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the State of New York, county of New York, for any action to enforce any award hereunder. The demand for arbitrations shall be delivered in accordance with Section 14.2. The fees of the arbitrators shall be shared equally by the parties. This agreement to arbitrate, and the final ruling or decision of the arbitrators, shall be binding on the parties and specifically enforceable.

      14.7. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, each of which shall remain in full force and effect.

      14.8. Captions; Construction. Titles or captions of Sections contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement. The words "herein" and "hereof" and other words of similar import refer to this Agreement as a whole and not to any particular part of this Agreement. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described. All references herein to Sections shall be deemed references to sections of this Agreement, except as otherwise provided.

      14.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

      14.10. Binding Effect. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors, assigns, heirs and legal representatives. Except as otherwise set forth herein, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      14.11. Further Assurances. From time to time on and after the date hereof, GOAM and the Shareholders shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

                            [Signature page follows]

      IN WITNESS WHEREOF, this Agreement has been duly executed as of and on the date first above written.

                              GOAMERICA, INC.


                              By: /s/ Francis J. Elenio
                                  ------------------------------------
                                  Name:   Francis J. Elenio
                                  Title:  Chief Financial Officer, Secretary
                                          and Treasurer



                              THE SHAREHOLDERS


                              By: /s/ Page Lea
                                  ------------------------------------
                                  Name:   Page Lea
                                  Title:  Shareholder Representative


                              AMERICAN STOCK TRANSFER & TRUST COMPANY, as Escrow Agent

                              By: /s/ Herbert J. Lemmer
                                  ------------------------------------
                                  Name:   Herbert J. Lemmer
                                  Title:  Vice President

                                   SCHEDULE A

                            SCHEDULE OF SHAREHOLDERS

                                                                     Number of
                                                   Percentage of   Shares to be
                                                   Total Escrow    Deposited in
                   Name                                Shares         Escrow
-----------------------------------------          -------------   ------------

Louis C. Ambrosio                                        .5427           2,152
Robert P. Andres                                        1.0856           4,304
APA Excelsior IV                                        8.3246          33,007
APA Excelsior IV Offshore                               1.4671           5,817
Robert Bruml                                            2.0355           8,071
Jeffrey C. Buckingham                                   1.8374           7,285
Frank Ciardullo                                         1.5266           6,053
Kent Colwell                                            1.9323           7,662
David Gardner                                          13.8734          55,008
The David A. Gardner Family Trust                       2.4097           9,554
Peter Gunshor                                           2.7138          10,760
Christina C. Hayes                                       .3012           1,194
Michael Hayes                                           2.4097           9,554
Henry Hernandez                                          .9248           3,667
F. Scott Hindes, Trustee, U/A February 14, 1984 Trust   4.9382          19,580
JRD Associates II (Reaves C. Lukens, GP)                 .6786           2,690
Robert Kimball                                           .9248           3,667
Michelle Lake                                            .0976             387
Page Lea                                               17.8993          70,971
Evelyn Lee                                               .9856           3,908
King R. Lee                                             1.0538           4,178
Jerry A. Linthicum                                       .9248           3,667
Robert London                                          10.8557          43,043
Reaves C. Lukens, III                                    .2714           1,076
Reaves C. Lukens, Jr. & Francis P. Lukens               2.7138          10,760
Ed Lynch                                                4.8307          19,154
William C. Martindale, Jr.                              1.0410           4,127
The P/A Fund                                            3.9167          15,530
The Patricof Private Investment Club, L.P.               .1561             619
Donald Resnick                                          6.7848          26,901
James F. Van de Walle                                    .5427           2,152

                                                                    Exhibit 10.2


                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of the 28th day of June, 2000, by and among GoAmerica, Inc., a Delaware corporation (the "Company"), and the shareholders of Wynd Communications Corporation listed on the signature page hereof (referred to collectively herein as the "Shareholders" and each individually as a "Shareholder").

                                    RECITALS

      WHEREAS, this Agreement is made pursuant to the Merger Agreement and Plan of Reorganization (the "Reorganization Agreement") dated as of June 13, 2000 by and among the Company, GoAmerica Acquisition I Corp. ("Sub"), Wynd
Communications Corporation ("Wynd") and, as to particular sections, the Shareholders (including any Dissenting Shareholders not listed on the signature page hereof). Capitalized terms used herein shall have the respective meanings ascribed to them in the Reorganization Agreement, unless the context requires otherwise.

      WHEREAS, pursuant to the Reorganization Agreement, (a) Sub will be merged with and into Wynd (the "Merger"), and (b) the Company is issuing shares of Common Stock of the Company to the Shareholders, in conversion of and exchange for the outstanding shares of capital stock of Wynd (on an as converted to common stock basis) then held by the Shareholders; and

      Whereas, in connection with the consummation of the Merger, the parties desire to enter into this Agreement in order to grant certain registration rights to the Shareholders as set forth below.

      Now, Therefore, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  GENERAL.
-------------------

      1.1 Definitions. As used in this Agreement the following terms shall have the following respective meanings:

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

            "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

            "Initial   Offering"  means  the  Company's  first  firm  commitment
      underwritten public offering of its Common Stock registered under the Securities Act as effective on April 6, 2000.

            "Prior Registration Rights Agreements" means (a) that certain Registration Rights Agreement, dated October 15, 1996, by and among the Company and the investors party thereto; (b) that certain Registration Rights Agreement, dated June 25, 1999, by and among the Company and the investors party thereto; and (c) that certain Registration Rights
      Agreement dated January 28, 2000, by and among the Company and the investors party thereto.

            "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

            "Registrable Securities" means (a) the Merger Shares; and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Merger Shares.

            "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

            "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.1, 2.2 and 2.3 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of a single special counsel for the Holders selected by a majority of Holders participating in a particular registration, blue sky fees and expenses (but excluding (a) the compensation of regular employees of the Company which shall be paid in any event by the Company and (b) Selling Expenses).

            "SEC" or "Commission" means the Securities and Exchange Commission.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

            "Shareholder Representative" shall mean the individual executing this Agreement on behalf of the Shareholders of Wynd.

            "Special Registration Statement" shall mean a registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act.

SECTION 2.  REGISTRATION.
-------------------------

      2.1 Demand Registration.

            (a) Subject to the conditions of this Section 2.1, if the Company shall receive a written request from the Holders of at least fifty percent (50%) of the Registrable Securities (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of at least twenty-five percent (25%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $5,000,000), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.1, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

            (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.1 or any request pursuant to Section 2.3 and the Company shall include such information in the written notice referred to in
      Section 2.1(a) or Section 2.3(a), as applicable. In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company (which underwriter or underwriters shall be reasonably acceptable to a majority in interest of the Initiating Holders). Notwithstanding any other provision of this Section 2.1 or Section 2.3, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders), subject to the priority rights of stockholders permitted to participate in the offering pursuant to the terms of a Prior Registration Rights Agreement. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

            (c) The Company shall not be required to effect a registration pursuant to this Section 2.1:

                  (i) prior to the date that is one  hundred  eighty  (180) days
            following  the  effective   date  of  the   registration   statement
            pertaining to the Initial Offering;

                  (ii) after the Company has effected one (1) registration pursuant to this Section 2.1, and such registration has been declared or ordered effective and kept effective by the Company as required by Section 2.5(a) of this Agreement except that, if the number of Registrable Securities sold by the Holders constitute less than 50% of the offering, then such registration shall not be counted for purposes of this Section 2.1(c)(ii).

                  (iii) if the Company  shall  furnish to Holders  requesting  a registration statement pursuant to this Section 2.1, a certificate signed by the Chairman of the Board stating that in the good faith and reasonable judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

                  (iv) if the Initiating Holders propose to dispose of shares of
            Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.3 below.

      2.2 Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder as set forth herein. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder as set forth herein. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

            (a) Underwriting. If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated first to all stockholders who are entitled to participate and who have elected to participate in the offering pursuant to the terms of the Prior Registration Rights Agreements on a pro rata basis based upon the total number of shares held by each such participating stockholder that are subject to piggyback registration rights pursuant thereto; second, to all stockholders who are entitled to participate and who have elected to participate in the offering pursuant to the terms of this Agreement, on a pro rata basis based upon the total number of shares held by each such participating stockholder that are subject to piggyback registration rights pursuant hereto; third, to the Company; and fourth, to any other stockholder of the Company on a pro rata basis. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, stockholders, subsidiaries, parents and affiliates of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder", and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder", as defined in this sentence.

            (b) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
      Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.4 hereof.

      2.3 Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

            (a) promptly give written notice of the proposed  registration,  and
      any  related  qualification  or  compliance,   to  all  other  Holders  of
      Registrable Securities; and

            (b) as soon as practicable, file such registration statement and use its best efforts to have such registration statement declared effective and obtain all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.3:

                  (i) if Form  S-3 is not  available  for such  offering  by the
            Holders;

                  (ii) if the  Holders,  together  with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000);

                  (iii) if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith and reasonable judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 2.3; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period;

                  (iv) after the Company has effected two (2)  registrations  on
            Form S-3 pursuant to this Section 2.3 and such registrations have been declared or ordered effective; or

                  (v) in any particular  jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

            (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 2.3 shall not be counted as a demand for registration or registrations effected pursuant to Sections 2.1 or 2.2, respectively.

      2.4 Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.1 or 2.3, the request of which has been subsequently withdrawn by the Initiating Holders or requesting Holder(s) unless (a) the withdrawal is based upon material adverse information concerning the Company that the Company had not publicly revealed at least forty-eight (48) hours prior to the request or that the Company had not otherwise notified the Initiating Holders or requesting Holders of at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.1 or Section 2.3, as applicable, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.1 or Section 2.3.

      2.5  Obligations  of  the  Company.   Whenever   required  to  effect  the
registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

            (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto.

            (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

            (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

            (d) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

            (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

            (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

            (g) Use its commercially reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

      2.6 Termination of Registration Rights. All registration rights granted under this Section 2 shall terminate and be of no further force and effect seven
(7) years after the date of the Company's Initial Offering. In addition, a Holder's registration rights shall expire if (a) collectively, the Holders hold less than 1% of the Company's outstanding Common Stock) and

(b) all Registrable Securities held by such Holder (and its affiliates, partners, members and former members) may be sold under Rule 144 during any ninety (90) day period.

      2.7 Delay of Registration; Furnishing Information.

            (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

            (b) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1, 2.2 or 2.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

            (c) The Company shall have no obligation with respect to any registration requested pursuant to Section 2.1 or Section 2.3 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.1 or Section 2.3, whichever is applicable.

      2.8 Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.1, 2.2 or 2.3:

            (a) The Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the
      Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any Violation or alleged Violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement (provided, however, that the Company will not be required to indemnify any of the foregoing persons on account of any losses, claims, damages or liabilities arising from a Violation if and to the extent that such Violation was made in a preliminary prospectus and was corrected in a subsequent prospectus that was required by law to be delivered to the person making the claim with respect to which indemnification is sought hereunder, and such subsequent prospectus was made available by the Company to permit delivery of such prospectus in a timely manner, and such subsequent prospectus was so delivered to the Holder making the claim for indemnification); and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

            (b) Each Holder will, if Registrable  Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.8 exceed the net proceeds from the offering received by such Holder.

            (c)  Promptly  after  receipt  by an  indemnified  party  under this
      Section 2.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties;
      provided, however, that an indemnified party shall have the right to retain one counsel of their own, with the reasonable fees and expenses of such counsel to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.8.

            (d) If the indemnification provided for in this Section 2.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

            (e) The  obligations  of the Company and Holders  under this Section
      2.8 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

      2.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of Registrable Securities to which (a) there is transferred to such transferee no less than twenty thousand (20,000) shares of Registrable Securities, appropriately adjusted to reflect any stock splits, stock dividends, subdivisions, reverse splits and similar events, (b) there is transferred to such transferee at least ten percent (10%) of the shares of Registrable Securities held by the Holder, (c) such transferee is an affiliate, subsidiary or parent company, family member or family trust for the benefit of a party hereto or (d) such transferee or transferees are partners of a Holder, who agree to act through a single representative; provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

      2.10 Amendment of Registration Rights. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.10 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

      2.11 "Market Stand-Off" Agreement; Agreement to Furnish Information. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act with respect to the Initial Offering; provided that all officers and directors of the Company and holders of at least five percent (5%) of the Company's voting securities enter into similar agreements and only if such persons remain subject thereto (and are not released from such agreement) for such 180 day period.

      Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by this Section 2.11.

      2.12 Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

            (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the Initial Offering;

            (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

            (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3.  MISCELLANEOUS.
--------------------------

      3.1  Governing  Law.  This  Agreement  shall be construed  under  Delaware
General Corporation Law as to matters of corporate law and, as to all other matters of law, shall be governed and construed under the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and performed entirely in the State of Delaware.

      3.2 Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

      3.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

      3.4 Entire Agreement. This Agreement, the Reorganization Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

      3.5  Severability.  In the  event  one or more of the  provisions  of this
Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

      3.6 Amendment and Waiver.

            (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least a majority of the Registrable Securities.

            (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least a majority of the Registrable Securities.

            (c) For the purposes of determining the number of Holder or Shareholders entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

      3.7 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

      3.8 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

      3.9 Priority of Registration Rights. Not withstanding anything herein to the contrary, in the event of any conflict between the provisions of this Agreement and the provisions of any of the Prior Registration Rights Agreements, the provisions of the Prior Registration Rights Agreements shall govern.

      3.10 Attorneys' Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

      3.11 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      3.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      3.13 Mutual Drafting. This Agreement is the result of the joint efforts of the Company and each of the Shareholders and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any party based on any presumption of the party's involvement in the drafting thereof.

                             [SIGNATURE PAGE FOLLOW]

      In Witness Whereof, the parties hereto have executed this Registration Rights Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

GOAMERICA, Inc.

By: /s/ Francis J. Elenio
    ---------------------------------------

Print Name: Francis J. Elenio

Title: Chief Financial Officer, Treasurer and Secretary

Address:  401 Hackensack Avenue
          Hackensack, NJ  07601
          Attn:  Aaron Dobrinsky, President


SHAREHOLDERS:

By:      /s/ Page Lea                    By:      /s/ Jeffrey C. Buchingham
         ---------------------------              ---------------------------
Name:    Page Lea                        Name:    Jeffrey C. Buckingham
Address: 1512 East Bay Shore Drive       Address: 994 Mill Street, Suite 200
         Virginia Beach, VA 23451                 San Luis Obispo, CA 93401


By:      /s/ F. Scott Hindes             By:      /s/ King R. Lee
         ---------------------------              ---------------------------
Name:    F. Scott Hindes, Trustee        Name:    King R. Lee
Address: c/o Mail Boxes Etc.             Address: 241 El Dorado Way
         2443 Fillmore Street                     Shell Beach, CA 93449
         San Francisco, CA 94115

By:      /s/ Jerry Lithicum              By:      /s/ Evelyn Lee
         ---------------------------              ---------------------------
Name:    Jerry Linthicum                 Name:    Evelyn Lee
Address: 4349 Santa Fe Road #40          Address: 1081 Rose Court
         San Luis Obispo, CA 93401                Grover Beach, CA 93433


APA Excelsior IV                         APA Excelsior IV Offshore

By:      /s/ Thomas Hirschfeld           By:      /s/ Thomas Hirschfeld
         ---------------------------              ---------------------------
Name:    Thomas Hirschfeld               Name:    Thomas Hirschfeld
Address: APA Excelsior IV                Address: APA Excelsior IV Offshore
         445 Park Avenue                          445 Park Avenue
         New York, NY 10022                       New York, NY 10022

The P/A Fund L.P.                        The Patricof Private
                                         Investment Club, L.P.

By:      /s/ Thomas Hirschfeld           By:      /s/ Thomas Hirschfeld
         ---------------------------              ---------------------------
Name:    Thomas Hirschfeld               Name:    Thomas Hirschfeld
Address: The P/A Fund                    Address: The Patricof Private
         445 Park Avenue                          Investment Club, L.P.
         New York, NY 10022                       445 Park Avenue
                                                  New York, NY 10022

By:      /s/ Robert Kimball              By:      /s/ Henry Hernadez
         ---------------------------              ---------------------------
Name:    Robert Kimball                  Name:    Henry Hernandez
Address: 270 Pleasant Lane               Address: 3450 Broad Street, #103
         Arroyo Grande, CA 93420                  San Luis Obispo, CA 93401

By:      /s/ Ed Lynch                    By:      /s/ Kent L. Colwell
         ---------------------------              ---------------------------
Name:    Ed Lynch                        Name:    Kent L. Colwell
Address: 703 Broadway, Suite 504         Address: 15 Wolfe Glen
         Vancouver, WA 98660                      Kentfield, CA 94904

By:      /s/ David A. Gardner            The David A. Gardner Family Trust
         ---------------------------
Name:    David A. Gardner
Address: 445 Park Avenue, Suite 1600     By:      /s/ G. Lynn Shostak
         New York, NY 10022                       ---------------------------
                                         Name:    G. Lynn Shostack, Trustee
                                         Address: The David A. Gardner Family
                                                  Trust
                                                  101 Central Park West
                                                  New York, NY 10023

By:      /s/ Robert London               By:      /s/ R. Peter Gunshor
         ---------------------------              ---------------------------
Name:    Robert London                   Name:    R. Peter Gunshor
Address: 809 Presidio Avenue, Suite B    Address: c/o Alan Gunshor
         Santa Barbara, CA 93101                  2035 Filbert Street,
                                                  Apartment 208
                                                  San Francisco, CA 94123

By:      /s/ Michael J. Hayes            By:      /s/ Christina C. Hayes
         ---------------------------              ---------------------------
Name:    Michael J. Hayes                Name:    Christina C. Hayes
Address: 4300 New Getwell Road           Address: 4300 New Getwell Road
         Memphis, TN 38118                        Memphis, TN 38118

Reaves C. Lukens, Jr. &
Francis P. Lukens                        JRD Associates II

By:      /s/ Reaves C. Lukens, III       By:      /s/ Reaves C. Lukens, III
         ---------------------------              ---------------------------
Name:    Reaves C. Lukens, III           Name:    Reaves C. Lukens, Jr.
Address: Reaves C. Lukens, Jr. &         Address: JRD Associates II
         Francis P. Lukens                        (Reaves C. Lukens, Jr. GP)
         1626 Spruce Street                       1626 Spruce Street
         Philadelphia, PA 19103                   Philadelphia, PA 19103

By:      /s/ Reaves C. Lukens, III       By:      /s/ Donald J. Resnick
         ---------------------------              ---------------------------
Name:    Reaves C. Lukens, III           Name:    Donald J. Resnick
Address: 1626 Spruce Street              Address: 400 Oaks Corporate Center
         Philadelphia, PA 19103                   Oaks, PA 19456

By:      /s/ Robert W. Bruml             By:      /s/ Frank Ciardullo
         ---------------------------              ---------------------------
Name:    Robert W. Bruml                 Name:    Frank Ciardullo
Address: 1801 East Ninth Street,         Address: 367 Duck Pond Road
         Suite 720                                Locust Valley, NY 11560
         Cleveland, OH 44114-3103

By:      /s/ Louis C. Ambrosio           By:      /s/ James F. Van de Walle
         ---------------------------              ---------------------------
Name:    Louis C. Ambrosio               Name:    James F. Van de Walle
Address: Legg Mason                      Address: Legg Mason
         2 Jerico Plaza                           2 Jerico Plaza
         Jerico, NY 11753                         Jerico, NY 11753

By:      /s/ Michelle Lake               By:      /s/ William C. Martindale, Jr.
         ---------------------------              ------------------------------
Name:    Michelle Lake                   Name:    William C. Martindale, Jr.
Address: Legg Mason                      Address: 200 Four Falls Corporate Ctr
         2 Jerico Plaza                           West Conshohocken, PA 19428
         Jerico, NY 11753                         West Conshohocken, PA 19428

By:      /s/ Robert P. Andres
         ---------------------------
Name:    Robert P. Andres
Address: 11 Twin Creek Lane
         Berwyn, PA 19312

                                                                    Exhibit 99.1


             GoAmerica to Acquire WYND Communications and its Unique
                      Wireless Instant messaging Technology

       Acquisition of WYND Communications to bring Innovative Technology,
               Outstanding Growth Potential and Strong Management


Hackensack, NJ - June 13, 2000 - GoAmerica, Inc. (Nasdaq: GOAM) a nationwide wireless Internet services provider, announced today that it had signed a definitive merger agreement to acquire Wynd Communications Corporation, the leading provider of wireless telecommunications services for people who are deaf, or hard of hearing. Wynd's unique wireless instant messaging technology will add capability to the breadth of GoAmerica's services. Wynd will continue to focus on its current markets, operating as a wholly-owned subsidiary of GoAmerica. The closing of the acquisition is subject to certain conditions, including the consent of Wynd's shareholders.

Commenting on the acquisition, Aaron Dobrinsky, President and Chief Executive Officer of GoAmerica stated, "There are three key reasons for GoAmerica to make this acquisition: innovative technology that will expand our total capabilities; strong customer franchises that are expected to grow extremely rapidly and a strong management team that will help to build out company."

Innovative Technology
---------------------

GoAmerica will incorporate Wynd's new wireless instant messaging technology into Go.Web. Instant messaging will enhance the user's experience and will provide both businesses and consumers with the ability to communicate interactively on virtually any wireless device anytime, anywhere.

Major Growth Potential
----------------------

Wynd had a rapidly growing customer base of more than 4,500 subscribers. Subscriber revenues for 1999 were $1.4 million with a gross margin of 52%. Overall 1999 revenues were $2.1 million with a gross margin of 33% and a net loss of $1.8 million. Wynd has achieved early success with distinctive services for a large under-served market. According to the American Speech and Hearing
Association (ASHA), there are 42 million Americans with varying levels of hearing and/or speech loss for whom cell phones and other telecommunications are not well suited. By combining forces with GoAmerica, Wynd is expected to continue to be a leader in its market. With the added capabilities and resources provided by GoAmerica, Wynd can now accelerate is marketing initiatives and jointly seek to significantly expand its customer base.

Strong Management
-----------------

Dobrinsky, commenting on the addition of Wynd's CEO to his team, said, "Dan Luis brings to GoAmerica an expertise in wireless technologies and specialized markets as well as a track record for growing Wynd Communications. Under his leadership, Wynd's subscriber base increased nearly 400 percent since 1998, while gross margins improved more than 100 percent. We look forward to his major contributions to all of GoAmerica's business."

Dan Luis, President and CEO of Wynd, commented, "Merging with GoAmerica is good for Wynd on many levels. Their commitment to retaining Wynd's focus will enable our management to deliver the kind of results that are possible in this market and reach Wynd's full potential. I look forward to both the opportunity and the challenge."

The transaction, which is expected to close shortly, calls for GoAmerica to issue 3,974,552 ( equal to 7% of GoAmerica's common stock on a fully-diluted post-deal basis) restricted shares of common stock to Wynd's shareholders. The shares, when issued, will be subject to a registration rights agreement.

About GoAmerica
---------------

GoAmerica, Inc. is nationwide wireless Internet service provider based in Hackensack, NJ. GoAmerica enables its individual and business subscribers to access remotely the Internet, email and corporate intranets in real time by delivering its proprietary technology through a wide variety of mobile computing and wireless network devices. Through its Wireless Internet Connectivity Center, GoAmerica offers its subscribers comprehensive and flexible mobile data solutions for wireless Internet access by providing wireless network services, mobile devices, and subscribers service support. For more information, call 888-462-4600 or visit www.goamerica.net.

About Wynd Communications
-------------------------

Wynd Communications, based in San Louis Obispo, California, is the nation's leading provider of wireless telecommunications services for people who are deaf or hard of hearing. Wynd is a wireless industry pioneer with authorized WyndTell dealers nationwide and customers in 44 states. WyndTell services operate on the BellSouth Wireless Data Network (NASDAQ: BLS) via Research In Motion (NASDAQ:
RIMM) wireless handhelds. For more information about Wynd Communications and WyndTell, visit the Wynd Web site at http//:www.wynd.com or contact Wynd directly at TTY 800-549-2800, voice 805-781-6000 or email: info@wynd.com.

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange act of 1934, as amended. Statements relating to expectations of GoAmerica and Wynd resulting from the proposed acquisition are forward looking statements. Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may affect GoAmerica, Inc.'s business, prospects and results of operations. GoAmerica, Inc.'s business is subject to a number of significant risks, including, but not limited to, risks relating to GoAmerica, Inc.'s ability to increase and maintain its subscriber base, GoAmerica's ability to leverage its strategic alliances to generate revenue growth, uncertainties relating to the future demand for services in the emerging wireless data services market and GoAmerica, Inc.'s ability to successfully grow its infrastructure and manage expanded operations. There are also risks relating to the proposed acquisition of Wynd including GoAmerica's ability to integrate the acquired technology and business with GoAmerica's current business and the potential loss of share value to
GoAmerica's existing stockholders as a result of the issuance of GoAmerica common stock to Wynd's shareholders. Such risks are more fully discussed in GoAmerica's filing with the Securities and Exchange Commission.

"GoAmerica" and "Go.Web" are trademarks of GoAmerica, Inc. Wynd is a registered trademark and Wynd Tell is a trademark of Wynd Communications Corporation. Other names are trademarks of their respective owners.

                                                                    Exhibit 99.2


             GoAmerica Complete Acquisition of Wynd Communications

                    Acquisition Adds Innovative Technology,
                  Major Growth Potential and Strong Management


Hackensack, NJ--(Business Wire)--June29, 2000--GoAmerica, Inc. (Nasdaq: GOAM - news) a nationwide wireless Internet services provider, announced today the completion of its previously announced acquisition of Wynd Communications Corporation, the leading provider of wireless telecommunications services for people who are deaf, or hard of hearing.

"The acquisition of Wynd Communications will enable us to accelerate our service offerings on many levels. Wynd brings GoAmerica a unique wireless instant messaging technology, as well as a growing base of more than 4,500 subscribers and a highly skilled management team led by Wynd's CEO, Dan Luis. Under his leadership, Wynd grew subscribers four-fold since 1998, and increased margins by more than 100 percent,"said Aaron Dobrinsky, President and Chief Executive Officer of GoAmerica. "We are very pleased to complete this acquisition and look forward to growing the business together."

Dan Luis, President and CEO of Wynd, commented, "Operating in tandem with GoAmerica will enable Wynd's continued development of innovative products and services, and create a unique synergy for both company's continued acceleration in this rapidly evolving marketplace. We look forward to the opportunity for continued growth."

Under terms of the transaction, GoAmerica issued 3,964,975 restricted shares of common stock, which is equal to 7% of GoAmerica's outstanding common stock on a fully-diluted post-deal basis.

About GoAmerica
---------------

GoAmerica, Inc. is nationwide wireless Internet service provider based in Hackensack, NJ. GoAmerica enables its individual and business subscribers to access remotely the Internet, email and corporate intranets in real time by delivering its proprietary technology through a wide variety of mobile computing and wireless network devices. Through its Wireless Internet Connectivity Center, GoAmerica offers its subscribers comprehensive and flexible mobile data solutions for wireless Internet access by providing wireless network services, mobile devices, and subscribers service support. For more information, call 888-462-4600 or visit www.goamerica.net.

About Wynd Communications
-------------------------

Wynd Communications, based in San Louis Obispo, California, is the nation's leading provider of wireless telecommunications services for people who are deaf or hard of hearing. Wynd is a wireless industry pioneer with authorized WyndTell dealers nationwide and customers in 44 states. WyndTell services operate on the BellSouth Wireless Data Network (NASDAQ: BLS - news) via Research In Motion (NASDAQ: RIMM - news) wireless handhelds. For more information about Wynd Communications and WyndTell, visit the Wynd Web site at http//:www.wynd.com or contact Wynd directly at TTY 800-549-2800, voice 805-781-6000 or email: info@wynd.com.

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange act of 1934, as amended. Statements relating to expectations of GoAmerica and Wynd resulting from the proposed acquisition are forward looking statements. Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may affect GoAmerica, Inc.'s business, prospects and results of operations. GoAmerica, Inc.'s business is subject to a number of significant risks, including, but not limited to, risks relating to GoAmerica, Inc.'s ability to increase and maintain its subscriber base, GoAmerica's ability to leverage its strategic alliances to generate revenue growth, uncertainties relating to the future demand for services in the emerging wireless data services market and GoAmerica, Inc.'s ability to successfully grow its infrastructure and manage expanded operations. There are also risks relating to the proposed acquisition of Wynd including GoAmerica's ability to integrate the acquired technology and business with GoAmerica's current business and the potential loss of share value to
GoAmerica's existing stockholders as a result of the issuance of GoAmerica common stock to Wynd's shareholders. Such risks are more fully discussed in GoAmerica's filing with the Securities and Exchange Commission.

"GoAmerica" and "Go.Web" are trademarks of GoAmerica, Inc. Wynd is a registered trademark and Wynd Tell is a trademark of Wynd Communications Corporation. Other names are trademarks of their respective owners.

Contact:
GoAmerica, Inc.
Frank Elenio
Chief Financial Officer

201-996-1717
      or
Morgen-Walker Associates
Stephanie Prince
Katherine Mittelbusher
Press:  Eileen King
212-850-5600